Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Development and Manufacturing Services Agreement

(the “Agreement”)

by and between

Lonza Houston Inc.

14905 Kirby Drive

Houston, Texas 77047

(“Lonza”)

and

Cabaletta Bio, Inc.

2929 Arch Street

Suite 600

Philadelphia, PA 19104

(“Customer”)

Effective as of December 19, 2024 (the “Effective Date”)

Table of Contents

Appendix A – SOW A-1

Appendix B – Additional Terms and Conditions for Autologous Cell Therapy

Appendix C – Safety Stock

Recitals

WHEREAS, Customer is engaged in the development and research of certain products and requires assistance in the development and manufacture of such products;

WHEREAS, Lonza and its Affiliates have expertise in the evaluation, development and manufacture of products;

WHEREAS, Customer wishes to engage Lonza for Services relating to the development and manufacture of Product(s) as described in this Agreement; and

WHEREAS, Lonza, and/or its Affiliates, are prepared to perform such Services for Customer on the terms and subject to the conditions set out herein.

WHERAS, the Parties agree that any Services performed under this Agreement or a SOW will broadly relate to preclinical and clinical development and manufacturing services only and do not extend to commercial Services or manufacture.

WHEREAS, where the Customer wishes to instruct Lonza to perform services related to manufacture of Product for commercial use, the Parties agree that a new agreement or amendment will need to be entered into.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the Parties intending to be legally bound, agree as follows:

Definitions and Interpretation

“Ad-hoc Batch” means the number of cGMP Batches that may be purchased by the Customer in addition to the Monthly Minimum Batch Commitment and as further defined in the applicable SOW.

“Affiliate” means, with respect to either Party, any corporation, company, partnership or other business entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such Party. For purposes of this definition, the term “Control” and, with the correlative meanings, the terms “Controlled by” and “under common Control” means direct or indirect ownership of fifty percent (50%) or more of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such entity or the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this agreement, incorporating all Appendices and SOWs and the Quality Agreement, as amended from time to time by written agreement of the Parties.

“Applicable Laws” means all relevant federal, state, and local laws, statutes, rules, and regulations of the [***], any jurisdiction in which the Facility(ies) are located, and upon mutual written agreement between the Parties, any other countries, which are applicable to the performance of the Services (as defined below) and/or the Parties’ respective obligations hereunder, including all relevant laws, statutes, rules, and regulations in all countries in which Customer develops or commercializes the Products, whether in effect as of the Effective Date or adopted thereafter, including (i) the applicable regulations and guidelines of any Regulatory Authority and all applicable cGMP together with amendments thereto; and (ii) data protection, patient privacy, and electronic transmission or transaction laws and regulations in all countries in which information or data that is protected by any applicable privacy laws is received, transmitted, collected, or otherwise processed. The cost of any additional regulatory assessment (in relation to (i) above) shall be borne by Customer and documented in a SOW or Change Order.

“Approval” means the marketing approval by the FDA or EMA or other Regulatory Authority (as defined below) of Product from the Facility for commercial supply.

“Assist” means the supply of Customer Materials to Lonza free of charge or at a reduced cost.

“Background Intellectual Property” means any Intellectual Property either (i) owned or controlled by a Party or any of its Affiliates prior to the Effective Date or (ii) developed or acquired by a Party or any of its Affiliates independently from the performance of the Services hereunder during the Term of this Agreement and without aid or reference to the other Party’s Confidential Information. Intellectual Property rights encompassed in Lonza’s Confidential Information shall form part of, and be included in, Lonza’s Background Intellectual Property. Intellectual Property rights encompassed in Customer Confidential Information shall form part of, and be included in, Customer’s Background Intellectual Property. For clarity, Background Intellectual Property of a Party shall exclude any Intellectual Property licensed (whether under this or any other agreement) to it by the other Party or any Affiliate of the other Party.

“Batch” means the Product produced from a single run or, to the extent applicable and specified in advance by Customer, combined consecutive runs of the Manufacturing Process. For clarity, a Batch can be a Pilot Batch, Engineering Batch, Process Validation Batch, or cGMP Batch. Other batch types may be mutually agreed by the Parties in a SOW, but any new type will be a subtype of the aforementioned Batch type categories.

“Batch Record” means the executed version of a given Master Batch Record containing the production record, or, as applicable, relevant portions thereof, pertaining to a given Batch but excluding any Lonza Operating Documents included therein

“Cancellation Fee” has the meaning given in Clause 6.5.

“Capital Equipment” means those certain pieces of new equipment described in a SOW that are to be acquired and paid for on terms to be agreed in accordance with the applicable SOW and this Agreement.

“Certificate of Analysis” or “CoA” means a document prepared by or for Lonza listing tests performed by Lonza or authorized (or identified in any SOW) External Laboratories, the Specifications and test results.

“Certificate of Compliance” or “CoC” means a document prepared by or for Lonza: (i) listing the manufacturing date, unique Batch number, and concentration of Product in such Batch; and (ii) certifying that such Batch was manufactured in accordance with the Specifications, the Master Batch Record and cGMP, if applicable.

“cGMP” means any laws, regulations, and regulatory guidelines, applicable in the [***], any jurisdiction in which the Facility(ies) are located, and any other countries the Parties may mutually agree upon in writing as set forth in the Quality Agreement, as amended from time to time, relating to the manufacture of medicinal products for human use (together with amendments thereto), including (without limitation) current Good Manufacturing Practices as specified in the ICH guidelines and, in particular (without limitation), ICH Q10 “Guidance for Industry Q10 Pharmaceutical Quality System”, the US Federal Food Drug and Cosmetic Act at 21CFR (Chapters 210, 211, 600 and 610, 820), the Rules Governing Medicinal Products in the European Union (Eudralex), Volume 4 in particular - without limitation- Part I (for Drug Products) as promulgated under the European Union Directives 2001/83/EC and 2001/20/EC and European Commission Directives 2003/94/EC and 91/356/EC; European Medicines Agency Note for Guidance CPMP/ICH/4106/00; the US FDA 21 CFR 210/211/600, and 21 CFR part 11 and 610; and other agency regulations and regulatory guidelines as applicable to drug substance and drug product manufacture. Lonza’s operational quality standards that reference applicable GMP regulations are defined in internal cGMP documents.

“cGMP Batch” means any Batch that is required under this Agreement or applicable SOW to be manufactured in accordance with cGMP and meet Specifications.

“Change Order” has the meaning set forth in Clause 3.3.

“Commencement Date” means the date of initiation of (i) the production of the Batch(es), which in the case of a Batch using cells shall mean the date of removal of the vial of cells from frozen storage for the production of a Batch; or (ii) all other Services, as applicable.

“Competitor” means [***].

“Confidential Information” means any and all information that is non-public and that is disclosed or otherwise made available by one Party or any of its Affiliates (whether in oral, written, electronic or visual form) to the other Party under or in connection with this Agreement, including the process designs, process models, drawings, plans, data, databases, formulae, methods, know-how, trade secrets, and other Intellectual Property of a Party. The Confidential Information of each Party shall exclude any Confidential Information of the other Party or any Affiliate of a Party provided under this Agreement. The Confidential Information of Customer includes, without limitation, all technical and other non-public information relating to Product(s), Customer Background Intellectual Property, and Customer Materials and the same will be subject to Clause 12 (except to the extent necessary for Lonza to exercise its rights or perform its obligations under this Agreement, including in connection with the licenses granted by Customer to Lonza in Section 9). Confidential Information of Lonza includes, without limitation, all technical and other non-public information relating to Lonza Background Intellectual Property and the same will be subject to the terms of Clause 12 (except to the extent necessary for Customer to exercise its rights or perform its obligations under this Agreement, including in connection with the licenses granted by Lonza to Customer in Section 9).

“Corruption Laws” means all applicable anti-bribery and anti-corruption laws and regulations, including but not limited to the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010, and the Organization for Economic Co-operation and Development (OECD) Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Customer Materials” means any Raw Materials, components of Product, or other materials of any nature provided by Customer, as specified in a SOW.

“Customer-Provided Items” means, Customer Confidential Information, Customer Background Intellectual Property, Customer Materials, the Manufacturing Process, and any and all other information, materials, and Intellectual Property that in each case is provided by or on behalf of the Customer to Lonza or any of Lonza’s Affiliates, but excluding any Lonza Background Intellectual Property and Lonza Confidential Information.

“Delivery” has the meaning provided in Clause 7.1.

“Development Services” means all activities other than the manufacture of a Batch and activities performed in support of such Batch.

“Drug Product” means the formulation of the Drug Substance in its final dosage form.

“Drug Product Batch” means a Batch of Drug Product in its final dosage form.

“Drug Substance” means an active pharmaceutical or biopharmaceutical ingredient that is intended for further downstream processing into its drug product dosage form to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment, or prevention of disease or to affect the structure or any function of the human body. Drug substance can be formulated as a bulk or small volume unit that is further processed into drug product finished dosage form.

“Drug Substance Batch” means a Batch of Drug Substance in its final dosage form.

“EMA” means the European Medicines Agency, or any successor agency thereto.

“Engineering Batches” means a Batch of Product that is intended to demonstrate the transfer of the Manufacturing Process to the Facility or changes in the Manufacturing Process.

“External Laboratories” means any Third Party instructed by Lonza, with Customer’s prior consent, to conduct certain activities not customarily performed by Lonza which are required to complete the Services.

“Facility” means Lonza’s manufacturing facilities in [***].

“Failed Batch” shall have the meaning set out in Clause 7.4.3.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“GDPR” means any applicable data protection or privacy laws, rules and regulations, including but not limited to, the European Union e-Privacy Directive 2002/58/EC, the European Union General Data Protection Regulation 2016/679, the UK Data Protection Act 2018, the Swiss Federal Act on Data Protection, and any other laws equivalent thereto.

“Handling Fee” means the: (i) handling fee of [***]; and (ii) for the management and handling of activities performed by the External Laboratories, a fee of [***].

“Intellectual Property” means (i) rights in inventions (whether or not patentable), patents, discoveries, improvements, data, information, reports, assays, trade secrets, copyrights, trademarks, trade names, service marks, logos, domain names, rights in designs, rights in computer software, database rights, intellectual property rights in confidential information (including know-how, and any other intellectual property rights), in each case whether registered or unregistered, and any and all related documentation; (ii) all applications (or rights to apply) for, and renewals or extensions of, any of the rights described in the foregoing clause (i); and (iii) all rights and applications that are similar or equivalent to the rights and application described in the foregoing clauses (i) and (ii), which exist now, or which come to exist in the future, in any part of the world.

“International Trade Restrictions” means any export control requirements and trade, financial and economic sanctions which apply to this Agreement and the Services under the laws, regulations and rules of the [***] and any other relevant jurisdiction; and all necessary export and re-export written consents, permits, and authorizations required by International Trade Restrictions.

“Lonza Operating Documents” means, [***].

“Lonza Manufacturing Process Documents” means, in either electronic or paper form, documents used in the Manufacturing Process wherein Lonza’s custom and platform manufacturing process and/or Lonza-developed analytical methods are used to produce the Product including, but not limited to, manufacturing procedures, Raw Material specifications, and Lonza-developed methods.

“Lonza-Procured Materials” means Raw Materials that Lonza purchases pursuant to the terms of the Agreement and any applicable SOW. For avoidance of doubt, Lonza-Procured Materials excludes Customer Materials.

“Lonza Responsibility” means a failure primarily due to Lonza’s (or its Affiliates’, Subcontractors’, or External Laboratories’) negligence, willful misconduct, or material breach of its obligations hereunder. Lonza Responsibility shall not include any failure due to a biological reason not caused or exacerbated (where the biological reason could have been remedied but for such exacerbation) by Lonza’s (or its Affiliates’, Subcontractors’, or External Laboratories’) negligence, willful misconduct or material breach of its obligations hereunder.

“Manufacturing Process” means the specific production process provided by Customer (the “CABA” platform manufacturing process), excluding processes performed pursuant to the Lonza Operating Documents for the manufacture of Product as such process may be improved by Customer or Lonza or anyone acting on Lonza’s behalf or engaged by Lonza, (excluding any Lonza Background Intellectual Property, New General Application Intellectual Property, and/or Lonza Confidential Information).

“Master Batch Record” means a formal set of unexecuted documents, production and control records, and instructions, including in electronic form, for the manufacture of a Batch of the Product that detail steps and elements of the Manufacturing Process, along with test and analytical methods and other procedures, directions, and controls associated with the manufacture and testing of the Product but excluding in Lonza Operating Documents included therein.

“Monthly Minimum Batch Commitment” means the minimum number of cGMP Batches required to be purchased by the Customer per month (if any) as further defined in the applicable SOW.

“New Customer Intellectual Property” has the meaning given in Clause 9.3.1.

“New General Application Intellectual

Property” has the meaning given in Clause 9.3.2.

“Party” or “Parties” means each of Lonza and Customer and, together, the “Parties”.

“Persistent Supply Failure” means, due in all cases to a Lonza Responsibility, the Delivery by Lonza of less than [***] of the cGMP Batches included in the applicable Monthly Minimum Batch Commitment, in compliance with cGMP and meeting Specifications, over a [***] period.

“Pilot Batches” means a Batch of Product designated as a Pilot Batch in the applicable SOW that is not required to comply with cGMP and is not required to meet Specifications.

“Price” means the price for the Services and Products as set out in an applicable SOW. Unless otherwise stated, the Price excludes [***].

“Process Validation Batch” means a Batch that is produced with the intent to show reproducibility of the Manufacturing Process and is required to complete process validation studies.

“Product” means the Drug Product as described in Appendix B or otherwise in a SOW to be manufactured by Lonza for Customer as specified in such SOW.

“Quality Agreement” means the written quality agreement, to be entered into by the Parties in accordance with Section 4.1 of the Agreement, that, subject to cGMP requirements, defines, establishes, and documents manufacturing and testing activities and responsibilities of the Parties in relation to quality. Upon signature by both Parties, the Quality Agreement and any amendments thereto are incorporated into and shall be an integral part of this Agreement.

“Raw Materials” means all ingredients, solvents, primary packaging materials, filter, single-use liquid-paths, and other components of the Product required to perform the Manufacturing Process or Services set forth in the bill of materials (excluding any general consumables or wearables).

“Regulatory Authority” means the FDA, EMA, Health Canda, MHRA, and any other similar regulatory authority as may be agreed upon in writing or covered under the definition of Applicable Laws.

“Release” has the meaning given in Clause 7.1.

“Safety Stock” means the stock of Raw Materials and consumables in addition to the net needs for a particular Batch to mitigate the potential risk of Raw Materials and consumables shortages necessary for the performance of Services. Required Safety Stock amounts are shown in Appendix C unless otherwise set forth in an SOW.

“Services” means all or any part of the services (including manufacturing of Batches) to be performed by Lonza under this Agreement, particulars of which are set out in a SOW.

“Services Data” means any and all data obtained by Lonza or any Affiliate, Subcontractor, or External Laboratory of Lonza in the course of Lonza’s or such other entities’ performing Services hereunder, provided such data (i) does not contain any identifiable Customer Confidential Information; (ii) is anonymized and aggregated as required under Applicable Law (which for purposes hereof includes all data privacy and protection laws in any jurisdiction); and (iii) in any event used in a way that cannot provide for the identification of the Customer or Product.

“SOP” means a standard operating procedure.

“Specifications” means the specifications for Product, as agreed between the Parties, which may be amended from time to time in accordance with this Agreement.

“Stage of Work” means an individual stage of the Services as set out in the SOW.

“Statement of Work” or “SOW” means a document specifying the Services to be performed, which may include, the development/transfer of the Manufacturing Process, Development Services, and/or manufacture a Product that will be established and signed by the Parties during the Term of this Agreement. Attached as Appendix A is the first Statement of Work agreed to between the Parties. Any Statement of Work will be hereby incorporated and made a part of this Agreement. It is contemplated that each separate project shall have its own Statement of Work. As each subsequent Statement of Work is agreed to by the Parties, each shall state that it is to be incorporated and made a part of this Agreement and shall be consecutively numbered as A-2, A-3, etc.

“Subcontractor” means any Third Party to whom Lonza seeks to subcontract any Services or other activities hereunder other than non-essential, routine tasks or tasks not specific to the Services (e.g., janitorial services, electrical upgrades, etc.).

“Tax” or “Taxes” means any and all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise,

sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties, levies and other governmental charges or assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, that are imposed on Lonza with respect to the Services hereunder, but excluding [***].

“Term” has the meaning given in Clause 13.1.

“Third Party” means any party other than Customer, Lonza, and their respective Affiliates.

In this Agreement, (a) references to the Parties are to the Parties to this Agreement; (b) headings are used for convenience only and do not affect the interpretation of the Agreement;(c) references to a statutory provision include references to the statutory provision as modified or re-enacted or both from time to time and to any subordinate legislation made under the statutory provision; (d) references to the singular include the plural and vice versa; and (e) references to the word “including” are to be construed without limitation.

In this Agreement, for any Autologous Cell Therapy specific terms and conditions refer to Appendix B hereof. Where specified, the provisions contained in Appendix B shall replace in their entirety the corresponding provisions contained in this Agreement as they relate to any Autologous Cell Therapy programs with Lonza and Customer. Other than those terms contained in Appendix B, the terms of this Agreement shall govern with respect to any Autologous Cell Therapy programs with Lonza and Customer.

Performance of Services
2.1
Performance of Services. Customer hereby retains Lonza to perform the Services set out in each SOW. Lonza shall itself and through its Affiliates, diligently perform the Services as provided in the SOW(s), in accordance with the terms and conditions of this Agreement and Applicable Law, and shall use commercially reasonable efforts to perform the Services without any material defect and according to the estimated timelines as set out in the SOW(s).
2.2
Owing to the unpredictable nature of the biological processes involved in the Services, but subject to Section 2.1, 6.2, and 10.1.4 the timelines set down for the performance of the Services are estimates only, so long as Lonza uses commercially reasonable efforts to continuously meet all deadlines and [***] notifies Customer as soon as Lonza has reason to believe that any timeline might not be achieved. Lonza shall retain appropriately qualified and trained personnel with the requisite knowledge and experience to perform the Services in accordance with this Agreement.
2.3
Any refusal or failure by Lonza or its Affiliates, External Laboratories, Subcontractors, or agents and their personnel involved in the performance of the Services to perform its obligations hereunder on account of a good faith effort to comply with Applicable Laws (as advised by counsel) shall not constitute a breach of any obligation under this Agreement.
2.4
Subcontractors and External Laboratories. Lonza may utilize a Subcontractor or an External Laboratory to perform the Services solely if expressly authorized (i.e. by executing an SOW identifying such Third Party) or otherwise with Customer’s prior written consent not to be unreasonably withheld or delayed; provided that Lonza shall remain liable for the performance of any of its obligations hereunder that it outsources to a Subcontractor or External Laboratory and for any act or omission of any such Subcontractor or External Laboratory in connection with this Agreement if such Subcontractor or External Laboratory is not one Customer requires Lonza to use notwithstanding Lonza’s expressed concerns or objections. For the avoidance of doubt, Lonza shall not be responsible for any Services performed by External Laboratories or any Subcontractor which Customer requires Lonza to use if Lonza has expressed concerns or objection about the use of such party (including, but not limited to, reasons such as such party is not qualified or Lonza has experienced an unsatisfactory performance from such party).
2.5
Affiliates. Lonza, in its sole discretion, may instruct one or more of its Affiliates to perform any of Lonza’s obligations contained in this Agreement and any particular SOW as set forth in a SOW, provided, however, that Lonza shall remain fully responsible to Customer in respect of those obligations. Any of Lonza’s Affiliates shall be subject to all of the applicable terms and conditions applicable to Lonza under this Agreement. An Affiliate of Lonza may execute a SOW with the Customer pursuant to this Agreement and submit invoices to the Customer under the SOW. In such circumstances all references in this Agreement to Lonza shall be deemed to be to the applicable Affiliate of Lonza with respect to that particular SOW. The Affiliate shall be entitled to enforce this Agreement with respect to such SOW in its own name or as an intended Third Party beneficiary, and all references to Lonza herein shall be construed as reference to such Affiliate, therefore Customer shall be entitled to enforce this Agreement with respect to such SOW directly against such Affiliate (or at Customer’s election against Lonza). The Affiliate and Lonza shall be jointly and severally liable to the Customer for any obligations and liabilities undertaken pursuant to such SOW and subject to the terms of this Agreement.
2.6
Technology Transfer.
2.6.1
Pursuant to the separate Process Development and non-cGMP Production Agreement entered into between the Parties (or their Affiliates), dated July 26, 2024 (the “Technology Transfer Agreement”), Customer has agreed to transfer the Manufacturing Process for the Product that is the subject of such Technology Transfer Agreement.
2.6.2
For any Product that is not the subject of the Technology Transfer Agreement, the Parties expressly agree that Customer shall transfer to Lonza the Manufacturing Process, Customer Confidential Information, Customer Background Intellectual Property, Customer Materials, and any other information or materials, as reasonably required by Lonza to perform the Services, as set forth in a Statement of Work. The Parties expressly agree that they shall work together in good faith to complete such transfer.
2.6.3
The customs value of the finished Product provided by Lonza to the Customer comprises the contractual Price of the Product, in addition to the value of the Customer-provided Assist. In order for Lonza to comply with its customs obligations, the value of an Assist must be declared to the customs authority at the time of import and export, and therefore Customer shall declare to Lonza the appropriate value of the Assist in accordance with Applicable Laws, which shall be incorporated into the customs declaration.
2.6.4
Upon request, Customer shall provide the export control classification or any government classification or commodity jurisdiction determinations, any preferential trade agreements under which the Product originates, Certifications of Origin or certifications/declarations of preferential origin eligibility, and Country of Origin. Unless otherwise noted, because the shipping terms in this

Agreement are FCA (Incoterms 2020), Lonza is solely responsible for export compliance provided under this Agreement included, but not limited to, export clearance of direct shipments.
2.7
Master Batch Record. In accordance with an applicable SOW or as otherwise set forth in the Technology Transfer Agreement, Lonza shall prepare (with Customer’s assistance) the Master Batch Record for the Manufacturing Process. Customer shall inform Lonza of any specific requirements Customer may have relating to the Master Batch Record, including any information or procedures Customer requires to have incorporated therein. If Lonza is unable to include any such information or procedures it shall notify Customer accordingly, specifying its rationale, and the Parties shall work together in good faith on a mutually agreeable resolution.
2.8
Pilot Batches. For any Pilot Batch(es) required to be manufactured pursuant to a SOW, Lonza shall manufacture such Pilot Batch(es) in accordance with the terms of this Agreement and applicable SOW, but, shall have no obligation to meet Specifications or comply with cGMP in relation to the Pilot Batch(es) (and Lonza makes no warranty in this regard). Customer shall have the right to make whatever use of the Pilot Batch(es) as it shall determine, provided that such use is not for human use and does not violate any Applicable Laws. Unless Lonza and Customer agree otherwise, all Pilot Batch(es) shall be shipped to Customer. Customer shall pay to Lonza the Price for such Pilot Batch(es) plus, as applicable, the Raw Materials, testing and Handling Fee associated with such Pilot Batch(es) as set forth in the SOW.
2.9
Engineering Batches. For any Engineering Batch(es) required to be manufactured pursuant to a SOW, Lonza shall manufacture such Engineering Batch(es) in accordance with the terms of this Agreement and applicable SOW, but shall have no obligation to meet Specifications or comply with cGMP in relation to the Engineering Batch (and Lonza makes no warranty in this regard). Notwithstanding the foregoing, Lonza shall be obligated to execute each Engineering Batch in accordance with the engineering Batch Record and to use commercially reasonable efforts to meet the acceptance criteria mutually agreed in advance by the Parties, at set forth in the SOW, for the particular Engineering Batch. Further, Lonza will provide a Certificate of Testing for all Engineering Batch(es) containing all agreed upon testing for the Customer to provide in submissions to Regulatory Authorities. If Lonza determines that an Engineering Batch does meet cGMP and the Specifications, it may, subject to Customer’s agreement in its sole discretion, release such Engineering Batch as a cGMP Batch. The Price of the Engineering Batch as set forth in the applicable SOW shall apply regardless of whether released as a cGMP Batch. Customer shall pay to Lonza the Price for such Engineering Batch(es) plus the Raw Materials, testing and Handling Fee(s) associated with such Engineering Batch(es) as set forth in the SOW, unless Lonza or its Affiliates or Subcontractors were grossly negligent, or committed willful misconduct, causing an Engineering Batch to fail to meet the applicable mutually agreed acceptance criteria set forth in advance by the Parties. If it is determined by the Parties or a mutually agreed upon independent laboratory determines Lonza or its Affiliates or Subcontractors were grossly negligent, or committed willful misconduct in the manufacture of any Engineering Batches, causing such Engineering Batch to fail to meet mutually agreed acceptance criteria set forth in advance in writing by the Parties, such Batch shall be treated as a Failed Batch under Section 7.4.3. Customer shall have the right to make whatever use of released cGMP and non-cGMP Engineering Batch(es) at its discretion so long as such use does not violate any Applicable Laws. However, Engineering Batches not released as cGMP are not for human use.
2.10
cGMP Batches.
2.10.1
Unless otherwise agreed between the Parties in writing, cGMP manufacture shall not commence until at least [***] has been manufactured in compliance with cGMP and within Specifications for cGMP Batches. Additionally, prior to commencement of manufacturing of cGMP Batches Lonza shall review the process assumptions in the SOW and make amendments to the Manufacturing Process upon written agreement of the Parties. If such amendment to the Manufacturing Process is material, [***] that has been manufactured in compliance with cGMP and within Specifications for cGMP Batches may be required. In the event that there is a material difference between the process assumptions in the SOW and the process results demonstrated during the manufacture of Engineering Batches, or Pilot Batches as applicable, the Parties shall meet to discuss in good faith and may agree on a revision to the Batch Price to reflect such difference.
2.10.2
Lonza will, in accordance with the terms of this Agreement, the applicable SOW, and the Quality Agreement, manufacture at the Facility and Release to Customer, subject to and in accordance with the requirements of Clause 7.1, cGMP Batches in accordance with the Manufacturing Process, cGMP and this Agreement, and which meet the Specifications at Release. Customer shall not be responsible for the payment of any cGMP Batches failing to meet Specifications or cGMP due to a Lonza Responsibility.
2.10.3
Notwithstanding Clause 2.10.2, to the extent that an Engineering Batch is not performed to cGMP and manufactured within Specifications or a material amendment to the Manufacturing Process is implemented after the manufacturing of an Engineering Batch immediately prior to the Batches set forth in Clause 2.10.3.1 or Clause 2.10.3.2 and the Parties agree to proceed, Lonza shall not be responsible, except in the case of Lonza’s (or its Affiliates’ or Subcontractors’) gross negligence, willful misconduct or material breach of its obligations hereunder, for failure to meet the Specifications and Customer shall pay for:
2.10.3.1
the [***] manufactured; and/or
2.10.3.2
the [***] manufactured following any material change in the Manufacturing Process agreed to or requested by Customer.
2.11
Process Validation Batches.
2.11.1
As applicable, Lonza shall manufacture and deliver Process Validation Batches as mutually agreed by the Parties pursuant to a SOW sufficient to support the robustness of the Manufacturing Process and permit the Parties to complete and submit the necessary documents to the Regulatory Authorities.
2.11.2
Prior to commencement of Process Validation Batches, Lonza and Customer shall agree on a process validation plan identifying the validation requirements of the Manufacturing Process and identify necessary regulatory support.
2.11.3
The Price of any regulatory support activities and process validation activities that are in addition to the Price of Process Validation Batches, shall be set forth in the applicable SOW, and shall be paid for by the Customer at the Price set out in the applicable SOW.
2.12
Raw Materials.
2.12.1
Lonza-Procured Materials. Lonza shall purchase the necessary Lonza-Procured Materials as well as consumables, including the purchase of Lonza-Procured Materials and consumables necessary for the manufacturing of the Product as well as any Safety Stock. Customer shall, in accordance with the terms and conditions of this Agreement, be responsible for the costs for all such

Lonza-Procured Materials and consumables ordered or irrevocably committed to be procured by Lonza hereunder for the manufacture of Batches pursuant to Binding Purchase Orders and to meet the Safety Stock requirements in accordance with the Agreement and (if applicable) Raw Material disposition costs under Clause 2.12.4, as well as any applicable Handling Fee. In the event that Customer requires Lonza to source Lonza-Procured Materials from a supplier outside of Lonza’s supply chain, and as a result Lonza is unable using diligent efforts to obtain the necessary quantity of Lonza-Procured Materials to initiate the manufacture of a Batch in accordance with the estimated timeline, to the extent the delay extends at least [***], it shall be a Customer delay subject to Clause 6.4. Lonza shall invoice Customer for all Raw Material disposition costs for which Customer is responsible for under Clause 2.12.4. Lonza shall be fully responsible for the replacement cost of any Lonza-Procured Materials and consumables if the need for the same is due to loss or damage of such Lonza-Procured Materials caused by Lonza’s or its Affiliates’ or Subcontractors’ negligence, willful misconduct, or any material breach of obligations under this Agreement. For clarity, Lonza’s responsibility for the loss, damage or destruction of Raw Materials, including Lonza-Procured Materials, relating to a Failed Batch and those lost, damaged or destroyed during manufacturing are set forth in Sections 7.4.3 and 7.5, respectively.
2.12.2
Customer Materials. Subject to the terms hereof (including Clause 7.2, 7.4.3 and 7.5) Customer shall, at its cost, provide or arrange for the provision of all required Customer Materials, including the Customer Materials required for any Safety Stock, that Customer is obligated, pursuant to this Agreement or a SOW, to supply for manufacture of Product. Unless otherwise agreed in a SOW, Customer shall provide such Customer Materials in a timely manner so they can be tested and released by Lonza at least [***] prior to the scheduled start date of the Service for which such Materials are to be used.
2.12.3
Safety Stock. Lonza shall manage the Safety Stock in accordance with Lonza’s Safety Stock standard practices unless otherwise agreed as between the Parties in a SOW. Any request from Customer to maintain the Safety Stock below the required minimums according to Appendix C shall be agreed upon in writing between the Parties. Notwithstanding the foregoing, if, as a result of Customer requesting minimums below the required Safety Stock levels set forth in Appendix C, Lonza does not have the necessary quantity of Raw Materials or, consumables to initiate the manufacture of a Batch in accordance with the estimated timeline, and such delay extends at least [***] the Batch shall be deemed a Customer delay subject to Clause 6.4.
2.12.4
Disposition of Raw Materials.
2.12.4.1
Batch Cancellation. Upon cancellation of a Batch by Customer or expiration or termination of this Agreement, Customer shall, within [***] from written notice of the cancellation, expiration, or termination, request in writing from Lonza one of the following options, at Customer’s cost (except as otherwise noted in this subsection), for disposition of unused Raw Materials or consumables purchased for Customer or in the case of a Batch cancelation that were purchased solely for manufacturing such cancelled Batch: (i) store without charge Raw Materials and/or consumables for a subsequent Batch of Product to be manufactured under this Agreement; provided there are Binding Orders for subsequent Batches committed; (ii) store such Raw Materials and/or consumables for a reasonable period of time that is mutually agreeable (with at least [***] provided without charge starting on the date on which Customer provides notice of the cancellation, expiration, or termination); (iii) ship Raw Materials and/or consumables to a Customer designated location; or (iv) dispose of the Raw Materials and/or consumables. If Customer does not provide a written request regarding the Raw Materials and consumables within [***], then Lonza shall provide additional notice to Customer and, if Customer does not respond within [***], then decide on the disposition of the Raw Materials and consumables at Customer’s cost. If Customer requests Lonza to dispose of such Raw Materials, such disposal shall be at no additional cost to Customer and Lonza shall be responsible for the handling, transport, and disposal of hazardous materials and waste generated by or on behalf of Lonza in connection with any SOW unless otherwise specified in a SOW.
2.12.4.2
Expiration of Raw Materials. Customer shall pay any associated disposal cost of Raw Materials in the event that they pass their expiry date; provided, however, that Lonza will be obligated to pay for any Raw Material costs necessary to replace inventory of Raw Materials in the Safety Stock that has expired prior to the Commencement of the next Batch to the extent that such expiration is due to a delay in the Commencement by Lonza and within its control.
2.12.4.3
Process and Material Changes. Where a process or material change request is required by a change in Applicable Law or requested by Customer or Lonza and will lead to costs for the purchase and/or disposition of Raw Materials, an estimate of the costs will be provided to Customer in writing. Upon Customer’s confirmation in writing of the purchase of Raw Materials for a process or material change, Customer shall be fully liable for the disposition costs of the Raw Materials to the extent such process or material change is required by Applicable Laws or requested or approved by Customer.
2.12.4.4
Vendor Raw Material Changes. Where the vendor or supplier of a certain Raw Material makes a change to the Raw Material such that the change will result in the inability of Lonza to use the current inventories of that certain Raw Material and therefore requiring disposition of the Raw Material, Lonza and Customer will work jointly to minimize such disposition costs.
2.12.4.5
The disposition costs of Raw Materials for purposes not enumerated herein shall be negotiated in good faith between the Parties. However unless otherwise set forth in an SOW, Lonza shall be responsible, at Lonza’s sole cost and expense (without reimbursement), for the generation, collection, storage, handling, transport, and release of hazardous materials and waste generated by or on behalf of Lonza in connection with any SOW unless otherwise specified in a SOW.
2.12.4.6
Mitigating Disposition Costs. Lonza agrees to use reasonable efforts to mitigate Customer’s cost related to the disposition of Raw Materials and consumables costs in connection with a cancelled Batch. For clarity, Customer is never responsible for Raw Materials and consumables costs in connection with a Batch that is cancelled due to Lonza’s material breach of this Agreement.
2.12.5
Specifications. Specifications will be agreed to by the Parties prior to the initiation of Services. The Parties acknowledge that during the course of the performance of the Services the Specifications may change based upon scientific or technical considerations as mutually consented to by the Parties (such consent not to be unreasonably withheld, conditioned or delayed) and Lonza will make all commercially reasonable efforts to accommodate Customer’s reasonable request(s) for changes to the Specifications.

Project Management and Governance

3.1
SOWs. As of the date of this Agreement, the initial SOW is set out in Appendix A. Each subsequent, SOW is and shall be incorporated and made part of this Agreement. The Parties contemplate that there shall be separate SOWs covering different projects as agreed by the Parties. Prior to commencing Services hereunder, each SOW shall be agreed by the Parties in writing and shall include a description of the Services to be provided, the Product to be manufactured, Specifications, a schedule for completion of the SOW, pricing details, and such other information as is necessary for the relevant Services. Any expenses to be reimbursed by Customer shall be specifically identified in the applicable SOW. In case of conflict between this Agreement and a SOW, this Agreement shall prevail to the extent such SOW does not expressly provide that it shall govern with respect to such conflict and specifically identifies the Clause(s) of this Agreement that such SOW intends to modify.
3.2
Modification of Statement of Work. Should either Party desire to change a Statement of Work or to include additional Services to be provided by Lonza, such Party may propose to the other Party an amendment to the Statement of Work with the desired changes or additional Services (each, a “Change Order”). Each Change Order shall detail the requested changes to the applicable task, responsibility, milestone, deliverable, fees, budget, estimated timelines or other matter (as applicable). A Change Order will become effective as an amendment to the appliable SOW upon the execution of such Change Order by both Parties’ authorized representatives. For clarity, no change in the Services or Quality Agreement shall be implemented by Lonza without the prior written consent of Customer or agreement of the Steering Committee (as defined in Section 3.4) or joint project team meeting as documented in the minutes of each in each instance. If Lonza makes any Lonza-requested change without Customer’s consent in accordance with a fully executed Change Order and such change results in a Failed Batch, then, without limiting Customer’s other remedies under this Agreement, Lonza shall [***] reimburse Customer for its reasonable costs and expenses incurred in connection with such Failed Batch (including the cost of Customer Materials and reasonable costs paid to Third Parties for further processing of such Batch).
3.3
Project Management. With respect to each SOW, each Party will appoint a designee who will be responsible for overseeing the performance of the SOW (each, a “Project Manager”). All day-to-day communication(s) between Parties related to the performance of the Services shall be between such appointed Project Managers, unless otherwise agreed in writing between the Parties.
3.4
Steering Committee. Each Party shall name a mutually agreed upon equal number of representatives for a “Steering Committee” composed of appropriate representatives from various functional areas as determined by each Party (for example, representatives could include Manufacturing, Quality, Process and Analytical Development, Supply Chain and Business Development). The Steering Committee shall meet a minimum of [***] to be adjusted based on project needs, as determined by the Project Managers or Steering Committee. Such meetings may be held either in-person or virtually. A quorum of one representative from each Party will be required for every meeting. All decisions by the Steering Committee will be made by consensus, with one vote cast by each Party. Lonza shall be responsible for coordinating meetings, compiling meeting minutes, and circulating minutes to Steering Committee members. In the event that a Steering Committee deadlock or dispute cannot be resolved after [***], such dispute shall be escalated to a senior executive of each of Customer and Lonza. In case such escalated dispute cannot be resolved after another [***], either Party may initiate the dispute resolution provision in Clause 16.8.

The primary function of the Steering Committee is to ensure the ongoing communication between the Parties and discuss and resolve any issues arising under this Agreement. In addition to the primary function described above, the Steering Committee shall also take on the following responsibilities:

3.4.1
discuss and seek resolution of issues around management of the Services;
3.4.2
agree and monitor deadlines and milestones for the Services; and
3.4.3
discuss and recommend any changes to the Services. However, such changes will not take effect until they have been incorporated into a written amendment to the SOW, or a new SOW, in each case which has been signed by the Parties.
3.5
Person in Plant. Subject to prior approval by Lonza in writing (not to be unreasonably withheld, conditioned or delayed), Customer shall be permitted, [***], to have [***] or, if pre-approved by Lonza, in its sole discretion, [***] at the Facility at which Services are performed as reasonably requested by Customer, at any time during the actual performance by Lonza of activities in respect of Manufacturing Process for the purpose of observing, reporting on, and consulting as to the performance of the Services. Such employees or contractors shall be subject to and agree to abide by confidentiality obligations consistent with those set forth in Clause 12 and Lonza’s customary practices (to the extent consistent with industry standards), operating procedures and security procedures regarding persons in plant, as communicated in advance or on site to Customer, and any reasonable instructions of Lonza’s employees at the Facility. Customer’s employees or contractors at the Facility shall be and remain personnel of Customer, and Customer shall be solely responsible for the payment of compensation for such Customer employees or contractors (including, as applicable, all withholding, income and other payroll taxes, workers’ compensation insurance, health insurance, and other similar statutory and fringe benefits). Customer covenants and agrees to maintain workers’ compensation benefits and employers’ liability insurance as required by Applicable Laws with respect to any Customer employee at the Facility.
3.6
Inspections of Inventories. On reasonable notice from Customer, Lonza shall provide a digital inventory of process specific Raw Materials, Customer Materials and Product in Lonza’s control. Subject to prior approval by Lonza in writing (not to be unreasonably withheld, conditioned or delayed), Customer shall be permitted annually to have [***] or, if pre-approved by Lonza in its sole discretion, [***] at the Facility to visually inspect Customer Material and Product inventories.
3.7
Training. At mutually agreed dates and times, and as may be set forth in greater detail in a SOW and/or Quality Agreement, Customer’s employees and agents (including independent contractors) (i) may conduct training of Lonza personnel, which training may occur at the Facility or at Customer’s facility and (ii) will receive from Lonza initial and maintenance training regarding site-specific Facility SOPs, as may be necessary to comply with any applicable Lonza facility and/or safety policies while onsite.

Quality
4.1
Responsibility for quality assurance and quality control of Product shall be allocated between Customer and Lonza as set forth in the Quality Agreement. If there is a conflict between the terms and conditions of this Agreement and the Quality Agreement, the terms and conditions of this Agreement shall prevail with the exception that the Quality Agreement shall control for matters relating to quality assurance-related terms and conditions. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to any commercial matters, including allocation of risk, liability, and financial responsibility, the provisions of this Agreement shall govern. If the Quality Agreement is not in place at the Effective Date, Lonza and Customer commit to enter into the Quality Agreement in a timely manner, but in no event later than the Commencement Date of cGMP Services.
4.2
Additional provisions regarding inspections by Regulatory Authorities and audits shall be set out in the Quality Agreement (but in no case shall the Quality Agreement reduce the scope of any inspection or audit rights otherwise provided herein or impose any fee on Customer). At Lonza’s expense, Lonza will maintain all material licenses, permits and regulatory approvals for Facility and use of the Facility use to manufacture Product. Lonza will [***] notify Customer if Lonza receives notice that any such license, permit, or approval is or may be revoked or suspended.
4.3
Records. Lonza will maintain complete and accurate records for the manufacture of the Product, in accordance with, and for the time periods required by, Applicable Laws and in accordance with the Quality Agreement.
4.4
Regulatory Support.
4.4.1
On Customer’s reasonable request to Lonza specifying such request is in support of a Regulatory Authority request, Lonza shall provide Customer (or such Regulatory Authorities directly) with such files and other documents in Lonza’s possession regarding Lonza’s manufacturing processes and procedures for Product and with such assistance and reasonable cooperation, as is reasonably necessary for Customer to comply with its obligations under Applicable Law as sponsor of clinical trials of Product, or to file or maintain Regulatory Authority approvals for Products (including providing the Batch documentation associated with any manufacturing runs and additional input as reasonably requested by Customer that may be used to support an IND filing or other regulatory submissions). If requested by Customer, Lonza shall provide regulatory writing services in support of Customer’s regulatory submissions as mutually agreed in an SOW, at Lonza’s then-customary rates for such activities.
4.4.2
On Customer’s reasonable request to Lonza specifying such request is in support of a Regulatory Authority request, Lonza shall provide Customer with assistance and reasonable cooperation to support Customer in connection with a filing for Approval of the Product to a Regulatory Authority, and securing and maintaining such Approval. On request in writing from Customer, Lonza shall provide to Customer or directly to the Regulatory Authority, as determined by Lonza, documents and any other material and information that are reasonably requested by Customer for submission, or for use in the preparation of applications to be submitted to any Regulatory Authority for the purpose of seeking, obtaining or maintaining such Approval for Product in any country, in accordance with timelines mutually agreed by the Parties, which may require a Change Order. Further, upon Customer’s reasonable request to Lonza specifying such request is in support of a Regulatory Authority request, Lonza will provide Customer with the documents reasonably requested by Customer or necessary for Customer to address an inquiry from a Regulatory Authority, which may require a Change Order. If the Manufacturing Process is performed using a Lonza proprietary process or Lonza proprietary analytical assay(s), Lonza will provide the necessary Lonza Manufacturing Process Documents and other relevant documents to the Regulatory Authority directly or the regulatory affairs department of Customer solely for the purpose of including in a filing for Approval of the Product to a Regulatory Authority or otherwise in connection with regulatory interactions or matters. If Lonza Confidential Information is reasonably necessary for Customer to include in a filing for Approval of the

Product to a Regulatory Authority, or necessary for Customer to address an inquiry from a Regulatory Authority, Lonza shall, at its sole discretion and as permitted by the Regulatory Authority, either provide the Lonza Confidential Information directly to the Regulatory Authority, provide a letter of authorization to a Lonza master file kept by the Regulatory Authority, or provide the Lonza Confidential Information under strict confidentiality to the regulatory affairs department of Customer solely for the purpose of including in a filing for Approval of the Product to a Regulatory Authority or to address an inquiry from a Regulatory Authority.
4.4.3
At a reasonable time prior to Customer’s submission of any information to a Regulatory Authority related to Lonza or the Services provided under this Agreement, to the extent time reasonably permits (only if Customer has not caused any delay), Customer shall provide to Lonza, for Lonza’s review, copies of the information prior to submission. In addition, Customer shall provide final versions of submitted information to Lonza within a reasonable time frame after submission to the Regulatory Authority.

Insurance
5.1
Each Party shall for itself and all of its applicable Affiliates obtain and maintain at its own cost and expense from a qualified insurance company,
5.1.1
comprehensive general liability insurance coverage in the amount of at least [***] (or equivalent in other tradable currency) per claim or [***] (or equivalent in other tradable currency) in the annual aggregate, during the Term and for [***] after Release of the last Product manufactured or Services provided under this Agreement;
5.1.2
products liability coverage in the amount of at least [***] (or equivalent in other tradable currency) per claim and in the annual aggregate, during the Term and for [***] after Release of the last Product manufactured or Services provided under this Agreement; and
5.1.3
employer’s liability or workers compensation in the amount of at least [***] or formal equivalent per claim or the minimum amount as required by Applicable Law.
5.2
Customer shall, during the Term obtain and maintain at its own cost and expense from a qualified insurance company adequate property insurance covering the risk of loss of Customer Materials.
5.3
Each Party shall provide the respective other Party with a certificate of such insurance upon reasonable request.
5.4
Insurance limits herein may be achieved by a combination of primary and umbrella/excess liability policies.
5.5
Nothing contained within this Clause shall limit a Party’s liability under this Agreement.

Forecasting, Ordering and Cancellation
6.1
Forecasting. Unless otherwise specified in an Appendix hereto, no later than [***], Customer shall use commercially reasonable efforts to supply Lonza with a written forecast showing Customer’s good faith estimated quarterly requirements for cGMP Batches for the following [***] period (the “Forecast”). No later than [***] following Lonza’s receipt of a Forecast, Lonza shall provide written notice to Customer of whether it has (as of the date of issue of such response to the Forecast) capacity available to manufacture the number of cGMP

Batches forecasted therein and shall provide Customer with an estimated production schedule showing the estimated Commencement Date and delivery date of each cGMP Batch. The Forecast and notice of available capacity given in this Clause 6.1 shall not be binding on Customer or Lonza and Lonza shall not be required to reserve any capacity for Customer based on such Forecast. See Appendix B for Autologous Cell Therapy that shall replace this section for any Autologous Cell Therapy programs with Lonza and Customer.
6.2
Binding Purchase Orders. Unless otherwise specified in an Appendix hereto or in an SOW, Customer shall place purchase orders binding on Customer for the number of cGMP Batches it wishes to order, at least [***] (or earlier as may be agreed by Customer in its sole discretion after being reasonably requested by Lonza) prior to the Commencement Date for such cGMP Batches in accordance with Lonza’s most recent response to the Forecast but subject always to available capacity at the applicable time. Lonza shall use commercially reasonable efforts to accept such purchase order (subject to available capacity), and at the point of such acceptance by Lonza, it shall be regarded as a “Binding Purchase Order”. Each Binding Purchase Order shall be signed by an authorized representative of Customer and shall authorize Lonza to manufacture such cGMP Batches of the Product as are set forth therein. Any delivery date set forth in Lonza’s written confirmation of a Binding Purchase Order shall be an estimate delivery date only. Any additional or inconsistent terms or conditions of any Lonza response or any Customer purchase order, acknowledgement or similar standardized form given or received pursuant to this Agreement shall have no effect and such terms and conditions are hereby rejected. See Appendix B for Autologous Cell Therapy that shall replace this section for any Autologous Cell Therapy programs with Lonza and Customer.
6.3
Minimums. If specified in an SOW, Customer undertakes to purchase from Lonza Monthly Minimum Batch Commitment as further defined and subject to the conditions set forth in the SOW. Unless otherwise specified in a SOW, if Customer fails to purchase the requisite number of Batches in such Monthly Minimum Batch Commitment in such month, Customer shall have the following options:

* If the Customer cannot utilize a planned cGMP batch, this slot can be converted to an Engineering Batch with [***] written notice at the price indicated in the appliable SOW for such Engineering Batch; or

* Choose to not convert the cGMP batch to an Engineering Batch and pay for the missed slot.

If a Monthly Minimum Batch Commitment is set forth in any SOW, Customer may not cancel a batch pursuant to Section 6.5.4 to avoid purchasing the requisite number of Batches in such Monthly Minimum Batch Commitment in such month. If Customer does cancel a Batch such that the Monthly Minimum Batch Commitment in such month is not achieved, a Cancellation Fee of [***] of the Price of each such cGMP Batch cancelled is payable.

For the avoidance of doubt Customer may also separately propose that Lonza perform additional Engineering Batches (beyond those to be performed during actual manufacturing gaps per the above), in which case Lonza shall use commercially reasonable efforts to schedule such Engineering Batch. See Appendix B for Autologous Cell Therapy that shall replace this section for any Autologous Cell Therapy programs with Lonza and Customer.

6.4
Customer Delay.
6.4.1
Subject to the terms of this Agreement (including Clause 14 (Force Majeure)) and the Technology Transfer Agreement, Customer shall be responsible for any delays in the Services and for all additional costs and expenses (including any disposition of Raw Materials under Clause 2.12.4 and the expiry of Raw Materials resulting from the delay) arising out of any delay. If

Customer requests a delay and if Lonza using commercially reasonable efforts is unable to accommodate rescheduling of the Service or Batch, such will constitute a cancellation of such Batch and, in such case, Customer shall pay Cancellation Fees to Lonza, calculated as if Customer had cancelled such Service or Batch as at the date by which such Service or Batch was set to be performed or Customer should have provided the Manufacturing Process, Customer Confidential Information, Cell Line (if applicable) and/or Customer Background Intellectual Property to Lonza, as a result of Customer’s failure to provide the Manufacturing Process, Customer Confidential Information, Customer Background Intellectual Property and any other information or materials that may be reasonably required by Lonza to perform the Services.
6.4.2
If the Customer requests to change the Commencement Date, Lonza shall use commercially reasonable efforts to accommodate the request, but Lonza shall not have any obligation to accept such request. Any such change requested by Customer may result in a mutually agreed reasonable change charge to be documented in a Change Order. Any delay by Customer of more than [***] may be considered a cancellation pursuant to Clause 6.5 and subject to a Cancellation Fee.

See Appendix B for Autologous Cell Therapy that shall replace this section for any Autologous Cell Therapy programs with Lonza and Customer.

6.5
Cancellation of Services. Customer may cancel Services, including production of a Batch to be manufactured under a SOW, upon written irrevocable (unless agreed to in writing by Lonza) notice to Lonza, subject to Customer’s obligation to pay for all Services rendered up to the date of notice of cancellation, plus the payment of a cancellation fee as set forth in the applicable SOW, or as calculated below unless otherwise set forth in the SOW (the “Cancellation Fee”). In any case, no Cancellation Fee will be owed in the event that Customer cancels any Services due to Lonza’s material breach of this Agreement. Any amounts prepaid by Customer for any Services shall be deducted from any Cancellation Fee payable for such Services. See Appendix B for Autologous Cell Therapy for a discussion regarding a Ramp Down Fee which may be applied separately to any Cancelation Fee.
6.5.1
Development Services. If Customer provides written notice of cancellation of any Development Services, Customer shall pay for any of the cancelled Development Services Lonza performed prior to the date of notification of cancellation and for any of such cancelled Development Services which would (were it not for the cancellation) have been performed during the period of [***] post-cancellation notification.
6.5.2
Pilot Batch(es). If Customer provides written notice of cancellation of any Pilot Drug Product Batch less than or equal to [***] prior to the Commencement Date of such Pilot Drug Product Batch or at any time thereafter, then a Cancellation Fee of [***] of the Price of each such Pilot Drug Product Batch(es) cancelled is payable. If Customer provides written notice of cancellation of any Pilot Batch at least [***] prior to the Commencement Date, then no Cancellation Fee is owed.
6.5.3
Engineering Batch: If Customer provides written notice of cancellation to Lonza of an Engineering Batch,
6.5.3.1
less than or equal to [***] prior to the Commencement Date of such Engineering Batch or at any time thereafter, then a Cancellation Fee of [***] of the applicable Price of each such Batch cancelled is payable;

6.5.3.2
more than [***] prior to the Commencement Date of such Engineering Batch, then no Cancellation Fee is payable.

6.5.4
cGMP Batches. If Customer provides written notice of cancellation of a cGMP Batch to Lonza:
6.5.4.1
less than or equal to [***] prior to the Commencement Date of one or more such cGMP Batch or at any time after, then a Cancellation Fee of [***] of the Price of each such cGMP Batch cancelled is payable;
6.5.4.2
more than [***] prior to the Commencement Date of one or more cGMP Batches, then [***] is payable.
6.6
Payment of Cancellation Fee. Any Cancellation Fee payable under Clause 6.5 and amounts payable pursuant to Clause 6.7 shall be payable within [***] following Customer’s receipt of an invoice or as otherwise mutually agreed in writing by the Parties following the written notice of cancellation associated with the cancelled Service or Batch.
6.7
Additional Costs. In addition to any Cancellation Fee, Customer shall pay for any otherwise unpaid costs associated with the cancelled Service and/or Batch that Lonza has, through the date of cancellation, incurred, or is irrevocably committed to pay to a Third Party in accordance with the terms of this Agreement and applicable SOW, including, without limitation, [***]. For clarity, Customer is never responsible for the foregoing costs in connection with a Services or Batches that are cancelled due to Lonza’s material breach of this Agreement.

6.8
Replacement Project. Notwithstanding the foregoing, following the cancellation of a Batch, Lonza shall use commercially reasonable efforts to secure an equivalent replacement project (which shall exclude any batch associated with a binding purchase order, project then under contract with Lonza, or additional batches which are ordered within the framework of such existing contracted project) for the manufacturing space, and for the same dates and duration that would have been occupied by Customer. In the event that Lonza is able to (or would be able to if using commercially reasonable efforts) secure an equivalent replacement project, then the Cancellation Fee to be paid by the Customer for the cancelled Batch shall be reduced by an amount equal to the amount paid for such replacement project.

Customs, Delivery, and Acceptance
7.1
Packaging and Shipping. Lonza will package and label the Product for shipment in accordance with the Master Batch Record, the Quality Agreement and, to the extent applicable and as agreed in advance by Customer, Lonza’s SOPs in effect at the time of performance by Lonza. Lonza shall release the Product for delivery by supplying to Customer the Certificate of Analysis, the Certificate of Compliance and such other documentation defined in the Quality Agreement as is reasonably required to meet all applicable regulatory requirements of the Regulatory Authorities (except in the case of Pilot and Engineering Batches, in which case Lonza may release the Product by issuing a written notice of release to Customer and including a Certificate of Testing for Engineering Batch(es) and test results for Pilot Batch(es)) (the “Release”) not later than the date of the Delivery (as defined below) of Product. Customer shall provide a ship-to address within [***] of release notification. Unless otherwise agreed in a SOW, Lonza shall deliver the Product Free Carrier (FCA) (Incoterms® 2020) at the applicable Facility cleared for export and loaded onto any collecting vehicle by Lonza (“Delivery”). Lonza shall [***] inform Customer if Lonza reasonably believes that it shall be unable to meet a delivery date.
7.2
Transfer of Title and Risk of Loss.

7.2.1
Product. Title in the Product shall pass to Customer upon Release in accordance with Clause 7.1. When there are no additional Lonza Services for such Product, risk of loss shall remain with Lonza until the earlier of (a) Delivery to Customer and (b) [***] after Release.
7.2.2
Customer Materials. With respect to any Customer Materials, title and risk of loss shall remain with the Customer throughout Services and shall not transfer to Lonza. Notwithstanding the foregoing and subject to the Materials Cap, Lonza shall be responsible for loss, damage or destruction to Customer Materials when in Lonza’s (or its Affiliates’ or Subcontractors’) possession or control prior to the use in manufacturing to the extent such loss or damage is attributable to negligence or willful misconduct. For clarity, Lonza’s responsibility for Customer Materials during the manufacture of Product is set forth in Section 7.5 hereof and Lonza’s responsibility for Customer Materials in connection with a Failed Batch are set forth in Section 7.4.3 hereof.
7.3
Storage. Lonza will arrange for shipment or storage on Customer’s behalf. Customer shall take Delivery of such Product from the Facility, at Customer’s expense, within [***] after Release or pay applicable storage costs. Lonza shall provide storage for such Product (and [***] for any unused Customer Materials that are not going to be used in subsequent Services at no charge for up to [***] after Release. Any additional storage beyond [***] and up to a maximum of [***] after Release will be subject to availability and subject to storage fees at Lonza’s then-current storage rate. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Lonza be required to store any Product (or other Customer Materials) for more than [***] after Release. Lonza will at all times label (or otherwise designate) the Product and Customer Materials as the property of Customer. Lonza shall keep the Product and Customer Materials free and clear of all claims, encumbrances, and liens. Lonza will store all Product and Customer Materials in a safe and environmentally controlled manner in accordance with the Quality Agreement, Customer’s reasonable instructions, and Applicable Laws and will notify Customer as soon as reasonably practical following any destruction, damage or loss of such materials.
7.4
Acceptance/Rejection of Product.
7.4.1
Promptly following Release of a Batch, Customer or its designee will have the right to inspect and test such Batch to determine compliance with cGMP, and the Specifications, to the extent that such Batch is required pursuant to this Agreement or the applicable SOW to meet cGMP and/or achieve the Specifications (and whether or not the Batch was actually shipped to Customer or was stored at Lonza or shipped to another Lonza Facility). Customer shall notify Lonza in writing of any rejection of a Batch that was required to meet cGMP and/or achieve Specification, based on any claim that it fails to meet cGMP and/or achieve Specifications, as applicable, within [***] of Release, after which time all unrejected Batches shall be deemed accepted. The foregoing does not prohibit Customer from rejecting an already-accepted Batch due to a latent defect so long as Customer notifies Lonza of the rejection within the earlier of (i) [***] at the latest following Customer’s discovery of the latent defect and (ii) [***] of Release. For clarity, payment for Product by Customer shall not constitute acceptance thereof.
7.4.2
In the event that Lonza believes that a Batch has been incorrectly rejected, Lonza may require that Customer provide to Lonza, at Lonza’s cost, Batch samples for testing so long as Lonza notifies Customer of the same within [***] after receipt of notice of rejection, after which time Lonza shall have waived its right to challenge the rejection. Lonza may retain and test the samples of such Batch. In the event of a discrepancy between Customer’s and Lonza’s test results such that Lonza’s test results fall within relevant Specifications, or there exists a dispute between the Parties over the extent to which such failure is attributable to a given Party, the Parties shall cause an independent laboratory [***] to review records, test data and perform comparative tests and/or analyses on samples of the Product that allegedly fails to conform to Specifications. Such independent laboratory shall be mutually agreed upon by the Parties. The independent laboratory’s results shall be in writing and shall be final and binding save for manifest error. Expenses of such laboratory testing and review shall be borne by the Party whose position is determined to have been in error or, if the laboratory cannot place the fault noticed and complained about, then the Parties shall share equally the expenses of the laboratory.
7.4.3
Lonza shall, at its expense and at Customer’s sole discretion, either replace or credit Customer for any Batch that was required by this Agreement to have met cGMP and/or achieved the Specifications but that failed to conform with the Specifications and/or meet cGMP (a “Failed Batch”), provided that it is determined (by the Parties or the independent laboratory) that such failure was due to a Lonza Responsibility. Such replacement, if elected by Customer, shall be made [***], subject always to available manufacturing capacity, and in any case as soon as reasonably possible after confirmation of Lonza Responsibility. In the event Customer requests replacement of the Failed Batch, any amount Customer paid towards the Failed Batch, inclusive of the cost of Raw Materials (up to the Materials Cap), shall be credited to the cost of such replacement Batch. Lonza shall replace, or, at Customer’s sole discretion, credit, Customer for Raw Materials, including, without limitation, Customer Materials, used in a Failed Batch up to [***] (“Materials Cap”). The Material’s Cap may be modified in an SOW if explicitly set forth therein. Customer shall provide Lonza reasonable documentation regarding the cost of any Customer Materials that are sought for reimbursement or credit.
7.4.4
Where possible (subject to available manufacturing capacity), such replacement Batch shall be manufactured with the next scheduled cGMP Batch. Any Failed Batch shall have no negative impact on Customer’s satisfaction of the Monthly Minimum Batch Commitment, meaning that each Batch ordered by Customer, regardless of any subsequent Batch failure, shall be counted towards the Monthly Minimum Batch Commitment (but, for clarity, any replacement Batch shall not be counted towards the Monthly Minimum Batch Commitment). Other than (i) if due to gross negligence or intentional breach; or (ii) in the case of Persistent Supply Failure for which Customer shall have the right to terminate pursuant to Clause 13.2.3, Customer acknowledges and agrees that its sole remedy with respect to a Failed Batch that is a Lonza Responsibility is as set forth in Clause 7.4.3, and in furtherance thereof, Customer hereby waives all other remedies at law or, if relevant, in equity regarding the foregoing claims. Clause 7.4.3 shall always be subject to the provisions of Clauses 11.4 and 11.5. The Parties further agree that in the event that any Batch is a Failed Batch and such failure is primarily caused by any defect in any Customer Confidential Information, Customer Material, Customer Background Intellectual Property, and/or any other information, material or Intellectual Property supplied by or on behalf of the Customer, then Lonza shall not have any liability with regard to such Failed Batch.
7.4.5
Except with respect to Engineering Batches as set forth in Section 2.9 hereof, any Batch that is not required by this Agreement or a SOW to meet Specification or cGMP may not be rejected by Customer and Lonza shall not have any replacement obligations in respect thereto, unless such Batch fails to satisfy its mutually agreed acceptance criteria as set forth in the applicable SOW and it is agreed by the Parties or determined by a mutually agreed upon independent laboratory to the extent caused by the gross negligence or willful misconduct of Lonza or its Affiliates or Subcontractors.
7.5
Damage, Loss or Destruction of Material.
7.5.1
If during the manufacture of Product, Materials are lost, destroyed or damaged by Lonza personnel (or personnel of its Affiliates, Subcontractors or External Laboratories), and such loss, damage or destruction was caused by a Lonza Responsibility, then, except as provided in Sections 7.5.2 or 7.5.3 below, Lonza shall be responsible for any loss, damage or destruction to the materials used or necessary for the Services or for the manufacturing of the Product, including but not limited to Raw Materials, work-in-progress, and Customer Materials (collectively, “Materials”), that occurs while such Materials are under Lonza’s custody or control or the custody or control of an Affiliate, Subcontractor or External Laboratory.
7.5.2
Unless otherwise set forth in an SOW, Customer acknowledges and agrees Lonza’s limit of liability for destruction, loss or damage caused by a Lonza Responsibility to the Materials of the Customer, including Customer Materials, in relation to a Batch of Product will not exceed the Materials Cap on a per Batch basis. Customer acknowledges and agrees that its sole remedy with respect to damaged, lost or destroyed Materials as set forth above in this Section 7.5, and in furtherance thereof, Customer hereby waives all other remedies at law or, if relevant, in equity regarding the foregoing claims.
7.5.3
Notwithstanding anything to the contrary set forth in the preceding Section 7.5.1, if during the manufacture of Product pursuant to an SOW, Materials are destroyed, lost or damaged by Lonza personnel (or personnel of its Affiliates, Subcontractors or External Laboratories) as a result of such personnel acting at and in accordance with the specific, documented direction of Customer, then Lonza will have no liability to Customer as the result of such destruction, loss or damage.

Price and Payment
8.1
Pricing. Customer shall pay for all of the Services hereunder in accordance with the terms and conditions hereof. Pricing for the Services provided by Lonza are set out in the applicable SOW. Unless otherwise set forth in a SOW and unless there are material Manufacturing Process changes or scope changes, Prices are firm and cannot change unless agreed in writing. In the event of changes to the Services based on Customer’s request, any change to cost must be documented and mutually agreed in writing through a Change Order.
8.2
Raw Materials and Handling Fees. In addition to Clause 8.1, as set forth in the applicable SOW, Customer shall also pay for all Raw Materials, single use bags, and consumables ordered or irrevocably committed to be procured by Lonza, and the applicable Handling Fees for the Services, manufacture of Batches and to meet the Safety Stock requirements in accordance with the Agreement.
8.3
Taxes. Unless otherwise indicated in writing by Lonza, all Prices and charges are exclusive of value added tax (VAT) and of any other applicable Taxes and fees of whatever nature imposed by or under the authority of any government or public authority and all such charges applicable to the Services shall be paid by Customer.
8.4
Invoicing.

8.4.1
Unless otherwise stated in the applicable SOW, Lonza shall issue invoices to Customer for (i) [***] of the Price for Services upon commencement of the applicable Stage of Work and (ii) [***] upon completion of applicable Stage of Work.
8.4.2
Unless otherwise stated in the applicable SOW, Lonza shall issue [***] invoices for Batches. In the event the Batches are ordered under a suite fee / production fee model per the SOW the suite fee and production fee will be invoiced [***] for the production. Unless otherwise stated in the applicable SOW, charges for Lonza-Procured Materials (and any applicable Handling Fee) for each Batch shall be invoiced upon the receipt of materials or ordering, unless otherwise agreed in the applicable SOW. Unless otherwise agreed in the applicable SOW, all invoices are strictly net and payment must be made within [***] of date of receipt. Until such time that Lonza receives payment in full for each Batch and any other deliverable, Lonza shall maintain a security interest or pledge in such Batch and other deliverable for which the payment has not been received in full. Payment shall be made without deduction, deferment, set-off, lien or counterclaim, except that Customer may withhold disputed amounts in the event of a good faith dispute. In the event of a payment dispute, Customer shall nevertheless pay the undisputed portion of the applicable invoice and the Parties will work reasonably and in good faith to resolve the dispute as quickly as possible. When sending payment to Lonza, the Customer shall quote the relevant invoice number in its remittance advice. See Appendix B for Autologous Cell Therapy that shall replace this section for any Autologous Cell Therapy programs with Lonza and Customer.
8.5
Interest. If Customer is in default of payment of any undisputed invoice on the due date, interest shall accrue on any amount overdue at the lesser of (i) a rate of [***] per month, payable on demand; or (ii) the maximum interest rate allowable by the governing law of this Agreement. Interest shall accrue on undisputed amounts from the date when the same was due and payable until full payment. In the event payment for any for any undisputed amount or any amount not disputed in good faith remains outstanding more than [***] beyond receipt of the invoice, Lonza shall, at its sole discretion, and without prejudice to any other of its accrued rights to the extent such a right is available under applicable state contract law, be entitled to suspend the provision of the Services and or delivery of Product until all overdue or disputed amounts have been paid in full including interest for late payments and Customer shall be liable for any and all costs incurred by Lonza from any such delay to the Services unless otherwise agreed in the SOW.
8.6
Price adjustments.
8.6.1
Annual Price Increase. Not more than [***] following the first anniversary of the Effective Date, and upon [***] prior notice, Lonza may adjust the Price in accordance with the lesser of (i) [***] or (ii) the increase in the US CPI-U published by the United States Bureau of Labor Statistics in effect for the last month available before Lonza’s notice of adjustment compared to the index value for the month immediately preceding the Effective Date or the index value applicable for the last price adjustment. The new Price reflecting such Batch Price adjustment shall be effective for any Batch for which the Commencement Date is on or after the effective date of Lonza’s notice to Customer of the Price adjustment.
8.6.2
Exceptional Price Increase. In addition to the above, the Price may be changed by Lonza, upon reasonable prior written notice to Customer (providing reasonable detail in support thereof), to reflect (i) an increase in out-of-pocket costs (such as energy or to procure Raw Materials by more than [***] based on the cost to procure such item as of the date of the latest amended Price); and (ii) any material change in an environmental, safety or regulatory standard that substantially impacts Lonza’s cost and ability to perform the Services subject to Lonza using commercially reasonable efforts to minimize the impact to Customer.
8.6.3
Capital Equipment. Unless otherwise agreed in a SOW, any Capital Equipment required to be acquired for the performance of the Services shall be owned, and managed by, Lonza and the Parties shall mutually agree on any related expenses in an SOW, including for example any applicable decommissioning fees or expenses. Other terms on procurement of equipment may be agreed by the Parties prior to commencement of the relevant Services. The Parties shall notify each other in writing as early as possible and sufficiently in advance in the event that a Party foresees such purchase requirement.

Intellectual Property
9.1
Background Intellectual Property; No Implied License. Except as expressly otherwise provided herein, neither Party nor its Affiliates will, as a result of this Agreement, acquire any license, right, title, interest in or to, any Background Intellectual Property of the other Party. Neither Party shall acquire any right, title or interest in any of the trademarks, service marks or logos belonging to the other Party. No right or license, whether express or implied, is granted to one Party by the other Party, except to the extent expressly authorized by this Agreement.
9.2
Ownership of Customer-Provided Information. All Customer-Provided Items provided to Lonza by or on behalf of Customer in connection with this Agreement, in any form whatsoever, shall remain the sole and exclusive property of Customer. Lonza will not acquire any right, title or interest in such Customer-Provided Items as a result of its performance of the Services and shall use such Customer-Provided Items solely as necessary to perform the Services. Lonza agrees it will not use or evaluate the Customer-Provided Items, or any portions thereof, for any purpose except as directed or permitted in writing by Customer. Without Customer’s prior written consent or as otherwise explicitly set forth in a SOW, Lonza agrees that it will not analyze or reverse engineer the Customer-Provided Items, or transfer or make Customer-Provided Items available to Third Parties (other than External Laboratories or Subcontractors as agreed to in any SOW).
9.3
New Intellectual Property Ownership
9.3.1
Customer Ownership. Subject to Section 9.3.2, Customer shall own all right, title, and interest in and to any and all Intellectual Property that Lonza and its Affiliates, Subcontractors, External Laboratories or other contractors, or agents develops, conceives, invents, first reduces to practice, or makes, solely or jointly with Customer or others, that to the extent the same is a direct derivative of or improvement to a Product, Customer Background Intellectual Property, Customer Material, or Manufacturing Process, and to the extent that it does not include or disclose any Lonza Confidential Information or Lonza Background Intellectual Property (collectively, and in all cases including all Intellectual Property that would constitute a new COMPANY Intellectual Property (as such term is defined in the Technology Transfer Agreement), the “New Customer Intellectual Property”). Customer is not permitted to include or disclose Lonza Confidential Information, including Lonza Background Intellectual Property, when seeking protection for, or exploiting New Customer Intellectual Property, without prior written consent from Lonza, not to be unreasonably conditioned, delayed or withheld. For avoidance of doubt, New Customer Intellectual Property shall include any material, processes, or other items to the extent the same directly embody, or are claimed or covered by, any of the foregoing Intellectual Property, but excluding any New General Application Intellectual Property as defined below. For clarity, New Customer Intellectual Property shall exclude Lonza Intellectual Property and no right, title or ownership of any Lonza Intellectual Property is granted to Customer for it to use the New Customer Intellectual Property or otherwise, except to the extent explicitly stated in this Agreement.
9.3.2
Lonza Ownership. Notwithstanding Clause 9.3.1, and subject to the licenses granted herein by Lonza, Lonza shall own all right, title, and interest in Intellectual Property that Lonza and/or its Affiliates, Subcontractors, External Laboratories or other contractors, or agents, solely or jointly with Customer, develops, conceives, invents, or first reduces to practice or makes in the course of performance of the Services that (i) is generally applicable to the development or manufacture of chemical or biological products or product components and is not specific to a Product, and the use or practice of which would not require the use or disclosure of any Customer-Provided Items; or (ii) is an improvement of, or direct derivative of, any Lonza Background Intellectual Property (collectively, “New General Application Intellectual Property”). For avoidance of doubt, New General Application Intellectual Property shall include any material, processes, or other items to the extent the same embody, or that are claimed or covered by, any of the foregoing Intellectual Property.
9.3.3
Lonza shall not incorporate any Lonza Background Intellectual Property (or any other Intellectual Property of Lonza or its Affiliates, including any Lonza New General Application Intellectual Property) into a Product or Manufacturing Process without Customer’s prior consent and mutual agreement on any fee that would be owed in connection with a corresponding technology transfer. To the extent any such Lonza Background Intellectual Property or other Intellectual Property of Lonza or its Affiliates is incorporated into a Product or Manufacturing Process without Customer’s prior consent, then Lonza hereby grants to Customer a royalty-free and fully paid-up license solely to the extent necessary for Customer to use, sell, offer to sell, make, have made, and import the Product using such Lonza Background Intellectual Property, other Intellectual Property of Lonza or its Affiliates including any Lonza New General Application Intellectual Property or Lonza Confidential Information.
9.3.4
If Customer provides consent to allow Lonza to incorporate Lonza Background Intellectual Property, Lonza New General Application Intellectual Property or Lonza Confidential Information into the Manufacturing Process (thereafter known as an “Improved Product Manufacturing Process”), then Customer and Lonza shall in good faith agree in writing to an Intellectual Property fee at the time of such incorporation of Lonza Background Intellectual Property, Lonza New General Application Intellectual Property or Lonza Confidential Information into the Manufacturing Process.
9.3.5
Lonza is not permitted to, and shall not, in seeking protection for, or exploiting, New General Application Intellectual Property, disclose Customer Confidential Information, without prior written consent from Customer, not to be unreasonably conditioned, delayed or withheld. For clarity, New General Application Intellectual Property shall exclude Customer Intellectual Property and no right, title or ownership of any Customer Intellectual Property is granted to Lonza for it to use the New General Application Intellectual Property or otherwise, except to the extent explicitly stated in this Agreement.
9.4
Assignment of New Intellectual Property.

9.4.1
Assignment to Customer. Lonza shall, and shall cause its Affiliates, Subcontractors, External Laboratories or other contractors or agents and their personnel involved in the performance of the Services to, [***] disclose to Customer in writing all New Customer Intellectual Property. Lonza hereby assigns to Customer all of its right, title and interest in any New Customer Intellectual Property. Lonza shall execute, and shall require its personnel as well as its Affiliates, Subcontractors, External Laboratories or other contractors or agents and their personnel involved in the performance of the Services to execute, any documents reasonably required to confirm Customer’s ownership of the New Customer Intellectual Property, and any documents required to apply for, maintain and enforce any patent or other right in the New Customer Intellectual Property.
9.4.2
Assignment to Lonza. To the extent that Customer has or obtains any rights, title or interest in New General Application Intellectual Property, Customer hereby assigns to Lonza all of its right, title and interest in any New General Application Intellectual Property. Customer shall execute, and shall require its personnel as well as its Affiliates, or contractors or agents and their personnel involved in the performance of the Services, to execute, any documents reasonably required to confirm Lonza’s ownership of the New General Application Intellectual Property, and any documents required to apply for, maintain and enforce any patent or other right in the New General Application Intellectual Property.
9.5
Prosecution of Patents.
9.5.1
Subject to the following subsection, Customer shall have the sole right and discretion whether or not to file, prosecute and maintain patent applications and patents claiming the New Customer Intellectual Property, at Customer’s expense. Lonza shall reasonably cooperate with Customer, at Customer’s expense, to the extent that Lonza’s cooperation is necessary or reasonably useful for Customer to file, prosecute, maintain, defend, and enforce patent applications and patents claiming any New Customer Intellectual Property.
9.5.2
Unless the Parties agree otherwise, at least [***] prior to filing any application disclosing or claiming any New Customer Intellectual Property, Customer shall provide a draft thereof to Lonza, for Lonza’s prior review. Within [***] of receipt of such an application (“Review Period”), Lonza shall notify Customer of any Lonza Confidential Information, Lonza Background Intellectual Property or New Lonza Intellectual Property and Customer shall delete the information that Lonza has identified as Lonza Intellectual Property or Confidential Information contained therein and Lonza shall approve of such revised draft (such approval not to be unreasonably delayed, conditioned or withheld). Subject to the following subsection, Lonza shall have the sole right and discretion whether or not to file, prosecute and maintain patent applications and patents claiming the New General Application Intellectual Property, at Lonza’s expense. Customer shall reasonably cooperate with Lonza, at Lonza’s expense, to file, prosecute, maintain, defend, and enforce patent applications and patents claiming any New General Application Intellectual Property, to the extent that Customer’s cooperation is necessary or reasonably useful for Lonza to file, prosecute, maintain, defend, and enforce patent applications and patents claiming any New General Application Intellectual Property.
9.5.3
Unless the Parties agree otherwise, at least [***] prior to filing any application disclosing or claiming any New General Application Intellectual Property, Lonza shall provide a draft thereof to Customer, for Customer’s prior review and approval, not to be unreasonably conditioned, delayed or withheld. Within [***] of receipt of such an application, Customer shall notify Lonza of any Customer Confidential Information or New Customer Intellectual Property and Lonza shall delete identified Customer Confidential Information and New Customer Intellectual Property.
9.6
License Grants.
9.6.1
In addition to the license grants described above, and so long as Customer is not in breach of this Agreement in a manner that would permit Lonza to terminate the Agreement (so, for example, subject to any applicable cure periods), Lonza hereby grants to Customer, solely to the extent necessary for Customer to use, sell, offer to sell, import, and otherwise commercialize or exploit Products or other products manufactured under this Agreement and other products that are derivatives or modifications of the Products using the Manufacturing Process (“Other Customer Products”) and subject to the terms and conditions set forth herein, a non-exclusive, world-wide, royalty-free, fully paid-up, perpetual, irrevocable license, including the right to grant sublicenses through multiple tiers, under the Lonza Background Intellectual Property and New General Application Intellectual Property. Customer will [***] provide notice to Lonza of the identity of any such sublicensee under any tier and the territory in which any such sublicense is granted. Customer shall ensure that any and all sublicensees comply with the terms and conditions of this Agreement.
9.6.2
Subject to this Agreement, Customer hereby grants Lonza the non-exclusive, non-transferrable and non-sublicensable license to use (or permit its Affiliates, permitted Subcontractors, and External Laboratories use on Lonza’s behalf to the extent the same would not require a sublicense under any Intellectual Property rights of Lonza) the Customer-Provided Items, Customer Background Intellectual Property used or disclosed by Customer in connection with this Agreement, and New Customer Intellectual Property, in each case during the Term solely for the purpose of fulfilling Lonza’s obligations under this Agreement.
9.7
Technology Transfer to Customer or Third Party. Customer will have an irrevocable right to transfer the Manufacturing Process, and Lonza shall transfer the Manufacturing Process [***] upon Customer’s request, to Customer and/or any Third Party designated by Customer in writing for the manufacture of Products (and any Other Customer Products) (the “Technology Transfer”). Lonza shall provide reasonably necessary documents to complete such Technology Transfer and Customer shall reimburse Lonza for reasonable costs (based on a full-time employee rate for such support) and expenses incurred in connection therewith.

Representations and Warranties
10.1
Lonza represents and warrants that:
10.1.1
it has the necessary corporate authorizations, and the full power and right, to enter into and perform this Agreement, and there are no outstanding agreements, assignments, licenses, encumbrances or rights of any kind that would prevent its performance under this Agreement;
10.1.2
to the best of Lonza’s knowledge, the conduct and the provision of the Services, excluding the use of Customer-Provided Items, will not infringe, misappropriate or violate (as the case may be) any Intellectual Property rights of any Third Party;

10.1.3
it shall [***] notify Customer in writing if it receives or is notified of a formal written claim from a Third Party alleging that (i) the Services under this Agreement or any activity directly impacting the Product; or (ii) any Lonza Confidential Information, Lonza Background Intellectual Property, or New General Application Intellectual Property, as it relates to the Services under this Agreement, infringes, misappropriates, or violates (as the case may be) any intellectual property rights of any Third Party;
10.1.4
the Services shall be performed in a professional and workmanlike manner and in accordance with Applicable Laws and the terms of this Agreement, and shall not be performed in violation of any agreement, judgment, order or decree to which Lonza is a party;
10.1.5
it has not granted, and will not grant during the Term, any option, lien, license to any Third Party that conflict with the Intellectual Property rights granted to Customer hereunder;
10.1.6
if paid for in full by Customer, all deliverables to Customer (including, for clarity, any Product) will be transferred to Customer free and clear of any liens or encumbrances;
10.1.7
except with respect to any Development Services, Pilot Batches, and Engineering Batches (which, unless otherwise agreed in an SOW, are not required by this Agreement to be performed in accordance with cGMP and achieve the Specifications), the manufacture of Product shall be performed in accordance with cGMP and will meet the Specifications at the date of delivery;
10.1.8
it or its Affiliates hold all necessary permits, approvals, consents and licenses (excluding any licenses related to the Product) required to operate the Facility and perform the Services, except to the extent that failure to maintain such permits, approvals, consents and licenses do not have a material adverse impact on the ability to manufacture the Product in the Facility or perform the Services;
10.1.9
it has never been, and to its knowledge, will not employ, contract with or retain any person to perform Services under this Agreement if such person is, debarred under the Generic Drug Enforcement Act of 1992, 21 U.S.C. Sec. 335a (a) or (b) (the “Act”). If during the Term Lonza becomes debarred, suspended, excluded, sanctioned, or otherwise declared ineligible under the Act, Lonza will immediately notify Customer. If Lonza becomes debarred, suspended, excluded, sanctioned, or otherwise declared ineligible under the Act, it shall [***] cease all activities relating to this Agreement. If Lonza becomes aware of or receives notice that any person employed or retained by Lonza who is involved in the provision of the Services (i) comes under investigation for a debarment action, (ii) is debarred, or (iii) engages in any conduct or activity that could lead to a debarment action, Lonza shall [***] notify Customer;
10.1.10
as of the Effective Date it is not a party to any litigation, arbitration, or mediation, and is not in receipt of any warning letter from a Regulatory Authority, involving the research, development, or commercialization of pharmaceutical products that is reasonably expected to have an adverse impact on Lonza’s performance of this Agreement, and Lonza will [***] notify Customer in the event Lonza becomes a party to any such litigation, warning letter, arbitration or mediation;
10.1.11
its employees, consultants, contractors, and other personnel assigned to perform Services hereunder have agreed in writing to confidentiality obligations no less stringent than the ones set forth in this Agreement and are obligated to assign all Intellectual Property rights arising within the scope of their employment or engagement by Lonza to Lonza (and, for clarity, any such rights in New Customer Intellectual Property shall be assigned to Customer through Lonza hereunder); and

10.2
Customer represents and warrants that:
10.2.1
it has the necessary corporate authorizations, and the full power and right, to enter into and perform this Agreement, and there are no outstanding agreements, assignments, licenses, encumbrances or rights of any kind, that would prevent its performance under this Agreement;
10.2.2
to the extent so specified in the applicable SOW, all Customer Materials supplied by Customer shall be provided with a Certificate of Analysis or other relevant documentation as may be defined in the Quality Agreement demonstrating that, to the best of Customer’s knowledge at the time of shipment, such Customer Materials meet the following Lonza acceptance criteria: (i) they are not contaminated; (ii) excluding any Customer Materials that are apheresis materials, test negative for mycoplasma and bioburden (if applicable); (iii) have been manufactured in accordance with cGMP (if applicable); (iv) are free from all liens, charges, or encumbrances (for clarity an outstanding non-overdue invoice owed to a vendor in the ordinary course of Customer Materials does not constitute a lien, charge, or encumbrance); and (v) meet other testing requirements and/or specifications as may be agreed in writing by the Parties;
10.2.3
all Customer Materials supplied by Customer shall be provided with any environmental, health and safety information related to the Customer Materials that were provided by the applicable vendor to Customer and are reasonably necessary to perform the Services (including employee health and safety, of the handling, manufacture, distribution, use and disposal of the Customer Materials), and will update, clarify, correct, supplement and amend such information as necessary;
10.2.4
it has not entered into any agreement with a Third Party (including, without limitation, governmental entities, universities, funding authorities or consortia) and will not enter into any agreement without Lonza’s prior written consent that would convey to a Third Party any rights that would conflict with Lonza's exclusive ownership and control of Lonza Intellectual Property, including New General Application Intellectual Property, or Lonza’s use thereof, as set forth in this Agreement;
10.2.5
as of the time that the Quality Agreement is signed, it will have an appropriate Quality function to ensure Customer’s ongoing compliance with cGMP;
10.2.6
it shall [***] notify Lonza in writing if it receives or is notified of a formal written claim from a Third Party alleging that any Customer-Provided Items and/or the use thereof by Lonza or its Representatives for the provision of the Services infringes, misappropriates or violates (as the case may be) any Intellectual Property rights of any Third Party; and
10.2.7
its Affiliates, officers, directors, employees and agents and the officers, directors, employees and agents of its Affiliates, have not paid and will not pay,

offer or promise to pay, directly or indirectly, any monies or anything of value to any governmental official or employee or any political party or candidate for political office for the purpose of influencing any act or decision of such official, employee or candidate to obtain or retain business, or to direct business to any person.
10.3
DISCLAIMER: THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE TECHNOLOGY TRANSFER AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, AND ALL OTHER WARRANTIES, BOTH EXPRESS AND IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, WITH RESPECT TO THE PRODUCTS, RAW MATERIALS (INCLUDING CUSTOMER MATERIALS) AND SERVICES PROVIDED UNDER THIS AGREEMENT ARE EXPRESSLY DISCLAIMED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SAME.

Indemnification and Liability
11.1
Indemnification by Lonza. Subject to Clauses 11.4 and 11.5, Lonza shall indemnify the Customer, its Affiliates, and the respective officers, employees and agents of Customer and/or its Affiliates (“Customer Indemnitees”) from and against any loss, damage, costs, liability, and/or expenses (including reasonable attorney fees) payable to Third Parties that Customer Indemnitees may suffer as a result of any Third Party claim arising directly out of (i) any material breach of the Agreement by Lonza; (ii) any allegation that the performance of the Services (excluding use by Lonza or any Lonza Indemnitees or any External Laboratory or Subcontractor of any Customer-Provided Items in accordance with Customer’s instructions) infringes any intellectual property rights of a Third Party; or (iii) the gross negligence, willful misconduct, or violation of Applicable Law by Lonza, its Affiliates, and its and their the respective officers, employees, agents, and contractors (including any Subcontractor), except, in each case (of (i) through (iii)), to the extent (a) that such claims resulted from the gross negligence, or the intentional or willful misconduct or breach of this Agreement by any Customer Indemnitees or (b) in the case of (iii), Customer directed such Subcontractor, consistent with last sentence of Clause 2.4. Further, Lonza shall indemnify the Customer Indemnitees from and against any loss, damage, costs, liability, and/or expenses (including reasonable attorney fees) payable to Third Parties that Customer Indemnitees may suffer as a result of any Third Party claim arising directly out of the use, collection, receipt, aggregation, hosting, mining or otherwise storing or maintenance of any Service Data.
11.2
Indemnification by Customer. Subject to Clause 11.4, Customer shall indemnify Lonza, Lonza’s Affiliates, and the respective officers, employees and agents of Lonza and/or its Affiliates (“Lonza Indemnitees”) from and against any loss, damage, costs, liability, and/or expenses (including reasonable attorney fees) payable to Third Parties that Lonza Indemnitees may suffer as a result of any Third Party claim arising directly out of (i) any material breach of the Agreement by Customer in Clause 10.2 above; (ii) any claims alleging that the supply or use of the Customer-Provided Items in accordance with Customer’s instructions in the course of performance of Services infringes any intellectual property rights of Third Parties; (iii) manufacture, Customer’s or a Third Party’s (for clarity excluding Lonza’s or its Affiliates’ or Subcontractors’) use, labelling, marketing, promotion, sale, or distribution of any Product or any product containing the Product, including any claims of product liability; (iv) any and all penalties, fees, expenses and costs whatsoever in connection with the failure by Customer to pay Taxes as required hereunder; or (v) any injuries suffered by Customer’s employee or representative while at the Facility or elsewhere; except, in each case (of (i) through (v)), to the extent that such claims resulted from the gross negligence, or the intentional or willful misconduct or breach of this Agreement by any Lonza Indemnitees or contractors (including External Laboratory or Subcontractor).

11.3
Indemnification Procedure. In order for a Party to be indemnified under this Clause 11, it shall [***] notify the indemnifying Party in writing of such claim. The indemnitor shall have the right to control the defense and/or settlement thereof; provided, however, that any indemnitee shall have the right to retain its own counsel at its own expense. The indemnitee shall use all reasonable steps to mitigate any loss or liability in respect of any such claim or proceedings and to cooperate with the indemnifying Party in the investigation of any liability covered by this Clause 11. The indemnitee shall permit, and shall cause its Affiliates and their respective directors, officers, employees and agents to permit, the indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete control of such defense or settlement by the indemnitor; provided, however, that in order for the indemnitor to exercise such rights, such settlement shall not adversely affect the indemnitee’s rights under this Agreement or impose any obligations on the indemnitee in addition to those set forth herein. No such claim, lawsuit or other action shall be settled without the prior written consent of the indemnitor, which shall not be unreasonably withheld or delayed, and the indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. If a settlement contains an absolute waiver of liability for the indemnified party and no admission of fault on the indemnified party, and each party has acted in compliance with the requirements of this Clause 11.3, then the indemnified party’s consent shall be deemed given. The indemnitee, its Affiliates and their respective directors, officers, employees and agents, shall reasonably cooperate with the indemnitor in the investigation of any liability covered by this Clause 11. The failure to deliver prompt written notice to the indemnitor of any claim, to the extent prejudicial to its ability to defend such claim, shall relieve the indemnitor of any obligation to the indemnitee under this Clause 11.
11.4
DISCLAIMER OF CERTAIN DAMAGES. SUBJECT TO CLAUSE 11.6, IN NO EVENT SHALL EITHER PARTY AND/OR ANY OF ITS AFFILIATES BE LIABLE (IN EACH CASE WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY, UNDER INDEMNITY OR OTHERWISE HOWSOEVER ARISING) FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES; ARISING FROM OR RELATED TO THIS AGREEMENT, SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, INCLUDING LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF GOODWILL OR REPUTATIONAL HARM, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; provided that this Clause 11.4 shall not preclude any claim by Lonza OR ANY OF ITS AFFILIATES for any unpaid invoices (including the profit element of its charges) and/or the Cancellation Fees and/or termination fees and provided that this Clause 11.4 shall not preclude any claim by Lonza for the profit element of its charges.
11.5
LIMITATION OF LIABILITY. SUBJECT TO CLAUSE 11.6, THE AGGREGATE LIABILITY OF CUSTOMER, LONZA OR ANY OF THEIR AFFILIATES, THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, AND ANYONE ACTING ON THEIR RESPECTIVE BEHALF FOR ANY AND ALL INJURIES, COSTS, LIABILITY, CLAIMS, LOSS, EXPENSES, OR DAMAGES WHATSOEVER ARISING OUT OF OR IN RELATION TO THIS AGREEMENT AND THE SOWS (IN EACH CASE WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY, UNDER INDEMNITY OR OTHERWISE HOWSOEVER ARISING) SHALL NOT EXCEED, IN THE AGGREGATE, AN AMOUNT EQUAL TO [***] OF THE TOTAL AGGREGATE AMOUNTS PAID UNDER THIS AGREEMENT BY CUSTOMER (OR ANY OF ITS AFFILIATES) TO LONZA (OR ANY OF ITS AFFILIATES ) IN THE [***] PRECEDING THE DATE ON WHICH THE APPLICABLE CLAIM FOR DAMAGES AROSE, PROVIDED THAT THE LIABILITY OF LONZA AND ITS AFFILIATES IN RELATION TO A SPECIFIC PRODUCT OR SERVICE SHALL NOT EXCEED, IN THE AGGREGATE, AN AMOUNT EQUAL TO [***] OF THE TOTAL AGGREGATE AMOUNTS PAID BY CUSTOMER UNDER ANY SOW(S) THAT COVER THAT PRODUCT OR SERVICE IN THE [***] PERIOD PRECEDING THE DATE ON WHICH THE APPLICABLE CLAIM FOR DAMAGES AROSE. FOR THE AVOIDANCE OF DOUBT THIS

LIMITATION OF LIABILITY SHALL BE AN AGGREGATE LIMITATION OF LIABILITY WHICH IS SHARED BETWEEN LONZA AND ALL OF ITS AFFILIATES , AND IN OTHER WORDS THERE SHALL NOT BE A SEPARATE LIMIT OF LIABILITY FOR EACH SEPARATE LONZA ENTITY.
11.6
Nothing in this Agreement shall operate so as to exclude or in any way limit any liability for (i) a breach of Clause 9 (Intellectual Property) or Clause 12 (Confidentiality); (ii) Customer’s indemnification obligations set forth in Section 11, (iii) fraud, gross negligence or intentional misconduct; or (iv) any liability that may not be excluded or limited as a matter of the governing law of this Agreement. Nothing in this Section 11 shall exclude or limit Customer’s liability to pay invoices and/or the Cancellation Fees or agreed capital expenditure in accordance with this Agreement and as set forth in the applicable SOW.

Confidentiality
12.1
A Party receiving Confidential Information (the “Receiving Party”) agrees to strictly keep secret any and all Confidential Information received during the Term, from or disclosed on behalf of the other Party (the “Disclosing Party”) or otherwise accessed by the Receiving Party using at least the same level of measures as it uses to protect its own Confidential Information, but in any case at least commercially reasonable and customary efforts. Confidential Information shall include information disclosed in any form including but not limited to in writing, orally, graphically or in electronic or other form to the Receiving Party or its Affiliates, observed by or learned by the Receiving Party or its Affiliates, or their employees, agents, consultants, or representatives including any person in plant under or in relation to this Agreement or the Quality Agreement, which the Receiving Party knows or reasonably should know is confidential or proprietary or would in the normal course of business be considered as being confidential or proprietary, and shall include the terms of this Agreement.
12.2
Notwithstanding any other provision herein to the contrary, the Receiving Party may disclose Confidential Information that is required to be disclosed pursuant to an applicable governmental or administrative or public law, rule, regulation, order, subpoena, or other compulsory legal process, including but not limited to the rules and regulations of the U.S. Securities and Exchange Commission (SEC) or any securities exchange, and then only in accordance therewith. In such case, the Receiving Party will, to the extent legally permitted, inform the Disclosing Party [***] in writing and reasonably cooperate with the Disclosing Party in seeking to minimize the extent of the Disclosing Party’s Confidential Information that has to be disclosed to the courts, authorities, or other persons and shall cooperate with the Disclosing Party, to the extent legally permitted, to seek the imposition of a protective order or of similar protective measures.
12.3
The obligation to maintain confidentiality under this Agreement does not apply to Confidential Information, which the Receiving Party can reasonably establish by contemporaneous written records:
12.3.1
at the time of disclosure was publicly available; or
12.3.2
is or becomes publicly available other than as a result of a breach of this Agreement by the Receiving Party or its Affiliate or their respective Representatives (as defined below); or
12.3.3
was rightfully in its possession at the time of disclosure by the Disclosing Party and had not been previously received directly or indirectly from or on behalf of Disclosing Party under an obligation of confidentiality; or

12.3.4
is supplied to a Party by a Third Party which was not in breach of any obligation of confidentiality to Disclosing Party or any other party; or
12.3.5
is developed by the Receiving Party independently from and without access to or aid, application or use of the Disclosing Party’s Confidential Information or without otherwise violating the terms of this Agreement.
12.4
The Receiving Party will use Confidential Information of the Disclosing Party only for the purposes of this Agreement and the Quality Agreement (or in the case of Customer as the Receiving Party, to exercise its rights under this Agreement). The Receiving Party agrees to return or destroy [***] (and certify such destruction) on Disclosing Party’s request all written or tangible Confidential Information of the Disclosing Party, except that one copy of such Confidential Information may be kept by the Receiving Party in its confidential files for record keeping purposes only.
12.5
Each Party will restrict the disclosure of Confidential Information of the Disclosing Party to such officers, employees, consultants, contractors (including Subcontractors and External Laboratories) and representatives of itself and its Affiliates (collectively, “Representatives”) who have been informed of the confidential nature of the Confidential Information, who have a need to know such Confidential Information for the purpose of performing its obligations under this Agreement and the Quality Agreement, and who are bound by a like obligation of confidentiality and restrictions on use; provided further, that Customer may disclose the terms of this Agreement and the Confidential Information of Lonza relating to the development or manufacture of Products to entities with whom Customer has (or may have) a marketing and/or development collaboration, or to bona fide actual or prospective underwriters, investors, lenders or other financing sources or to potential acquirers of the business to which this Agreement relates, and who in each case have a specific need to know such Confidential Information, who are not a Competitor of Lonza at the time such Confidential Information is shared and who are bound by a like obligation of confidentiality and restrictions on use. Prior to disclosure to Representatives, the Receiving Party shall bind its Representatives to confidentiality and non-use obligations no less stringent than those set forth herein. The Receiving Party shall notify the Disclosing Party as [***] as practicable of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party.
12.6
The Receiving Party shall at all times be fully liable for any and all breaches of the confidentiality obligations in this Clause 12 by any of its Representatives, including persons in plant.
12.7
Each Party hereto expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided under this Clause 12 by a Party may cause irreparable harm to the other Party and that money damages may not provide a sufficient remedy to the non-breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then, in addition to all other remedies available at law or, if relevant, in equity, the non-breaching Party shall be entitled to seek injunctive relief and any other relief deemed appropriate by the non-breaching Party.
12.8
Services Data. Notwithstanding the confidentiality provisions in this Clause 12 as they may relate to the use of Services Data, but subject to Clause 9.3.1, Customer acknowledges that all Services Data may be collected, aggregated, hosted, mined or otherwise stored and maintained by Lonza and its Affiliates, contractors and External Laboratories. Lonza (and its Affiliates, contractors and External Laboratories) may only use Services Data in accordance with all Applicable Laws, and only if such Services Data is anonymized and aggregated in accordance with all Applicable Laws.

Term and Termination
13.1
Term. This Agreement shall commence on the Effective Date and shall expire on the [***] of the Effective Date, unless terminated earlier as provided herein or extended by mutual written consent of the Parties (the “Term”); provided, however, that this Agreement will continue to remain in effect with respect to any Statements of Work already issued at the time of such termination or expiration, until such Statements of Work are themselves terminated or expire. Customer shall have the option, at its sole discretion, to extend for an additional [***] term upon notice to Lonza at least [***] prior to the expiration of the Term.
13.2
Termination. This Agreement or any SOW may be terminated as follows:
13.2.1
unless otherwise set forth in any SOW, by Customer for any reason upon [***] prior written notice to Lonza or by Lonza for any reason upon [***] prior written notice to Customer. For the avoidance of doubt, in the event of termination by Customer under this Clause 13.2.1. Customer shall remain liable for all fees for Services performed in accordance with the applicable SOW during such notice period and all Binding Purchase Orders, Batches, Development Services and all other Services shall be deemed cancelled and Customer shall pay fees calculated in accordance with Section 13.3. In the event of termination by either Party under this Clause 13.2.1, the Parties shall remain liable during the notice period for their respective obligations under this Agreement and, unless otherwise requested by Customer, Lonza will continue to perform all Services during any termination notice period. In the event any SOW contains a termination notice different than the foregoing notice requirements, the termination notice requirement of the SOW shall supersede the notice requirement of this Section 13.2.1, but only with respect to such SOW;
13.2.2
If during a Technology Transfer prior to the successful manufacture of a cGMP Batch or after a material amendment to the Manufacturing Process is implemented, it becomes apparent to Lonza in the provision of the Services that it will not be possible to complete the Services set forth in any SOW for a scientific or technical reasons despite commercially reasonable efforts, then Lonza shall promptly notify Customer, after which notification a [***] period shall be allowed for good faith discussion and attempts to mutually agree on an acceptable scientific or technical solution and modification of pricing and timelines for performance, to the extent applicable. If the Parties are unable to resolve such problems within such period despite commercially reasonable efforts, Customer and Lonza shall each have the right to terminate the applicable SOW, or if there is only one SOW at such time, then this Agreement in its entirety, forthwith by notice in writing and in any case of termination relating to this Section 13.2.2 , Customer shall not owe any Cancellation Fees. See Appendix B for Autologous Cell Therapy that shall replace this section for any Autologous Cell Therapy programs with Lonza and Customer.
13.2.3
Immediately by either Party if the other Party materially breaches a provision of this Agreement or a SOW and fails to cure such breach to the reasonable satisfaction of the non-breaching Party within [***] ([***] for non-payment) following written notification of such breach from the non-breaching party to the breaching party; provided, however, that such [***] period shall be extended as agreed by the Parties if the identified breach is incapable of cure within [***] and if the breaching Party provides a plan and timeline to cure the breach, promptly commences efforts to cure the breach and diligently prosecutes such cure (it being understood that this extended period shall be unavailable for any breach regarding non-payment or in the event of a Persistent Supply Failure);

13.2.4
by either Party, immediately, upon: (a) the dissolution, termination of existence, liquidation or business failure of the other Party; (b) the appointment of a custodian or receiver for the other Party who has not been terminated or dismissed within [***] of such appointment; (c) the institution by the other Party of any proceeding under national, federal or state bankruptcy, reorganization, receivership or other similar laws affecting the rights of creditors generally or the making by such Party of a composition or any assignment for the benefit of creditors under any national, federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within [***] of filing. All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Bankruptcy Code (or any same or similar provision in any jurisdiction other than the United States), licenses of rights of “intellectual property” as defined therein;
13.2.5
by either Party pursuant to Clause 14 (Force Majeure); or
13.2.6
by Customer, upon [***] prior written notice, in the event of a the event of a Persistent Supply Failure which shall not in and of itself constitute a material breach of this Agreement or a SOW.
13.3
Consequences of Termination. In the event of termination of this Agreement or any SOW and except as provided below, all Services and Batches which have been ordered or otherwise committed in accordance with this Agreement (including those in the SOW to which the Parties are committed) shall be deemed to have been cancelled effective as of the date of termination.

Except as set forth below, Customer shall, within [***] of the receipt an undisputed invoice following the date of termination, pay Lonza for:

(i) Services rendered up to the date of termination, including in respect of any Product in-process and all project-related decommissioning Services required or performed by Lonza as required by Regulatory Authorities;

(ii) subject to Clause 2.12, all otherwise unpaid costs incurred by Lonza or that are non-cancellable through the date of termination including for the purchase of agreed-upon quantities of Lonza-Procured Materials (including applicable Handling Fees) used or purchased for use or for which Lonza is irrevocably committed in connection with the SOW and External Laboratory charges (including applicable Handling Fees), solely to the extent such costs are expressly authorized in the SOW and following payment, at Customer’s option and cost unless otherwise specified, such Lonza-Procured Materials will either be: (a) held by Lonza (at no charge) for future use for the production of Product if there is a Binding Purchase Order for future production; (b) delivered to Customer; or (c) disposed of by Lonza (at no charge);

(iii) any unreimbursed Capital Equipment and related decommissioning charges agreed in writing incurred pursuant to Clause 9; and

(iv) Cancellation Fees, to the extent applicable, which shall be calculated in accordance with Clause 6.5; provided, however, that Customer shall have no payment obligation under this Clause 13.3(iv) in the event of termination by Customer pursuant to Clause 13.2.3 (material breach), by Customer or Lonza for a scientific or technical reason pursuant to Clause 13.2.2, by Customer for a Persistent Supply Failure pursuant to Clause 13.2.6, or by either Party pursuant to Clause 14 (Force Majeure). In the case of termination by Lonza for Customer’s material breach, Cancellation Fees shall be calculated as of the end of the cure period set forth in Clause 13.2.3.

13.4
Survival. Neither the termination nor expiration of this Agreement shall affect the liability of a Party for breach of this Agreement. Notwithstanding anything contained in this Clause 13, the rights and obligations of each Party which by their nature survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including Clauses 5, 9-12 and 16 (to the extent relevant). Termination of this Agreement (including the consequences of termination set out in this Clause 13) shall not affect the accrued rights or liabilities of either Party and shall not preclude either Party from pursuing any remedies it may have hereunder, or at law or in equity, with respect to any breach of, or default under, this Agreement (subject always to Clauses 11.4 and 11.5). All confidentiality obligations set out in this Agreement shall survive termination or expiry of this Agreement.

Force Majeure
14.1
If either Party and/or any of that Party’s Affiliates is prevented or delayed in the performance of any of its obligations under the Agreement by Force Majeure, it shall give written notice thereof to the other Party specifying the matters constituting Force Majeure together with such evidence as it reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue. The notifying Party shall then be excused from the performance or the punctual performance of such obligations, as the case may be, for so long as such cause of prevention or delay shall continue, provided that such Party uses commercially reasonable efforts to (i) mitigate any damages incurred by the other Party as a result of the prevention or delay and (ii) resume full performance of such affected obligations as soon as reasonably practicable. If such Force Majeure persists for a period of [***] or more, either Party may terminate the Agreement (if the event of Force Majeure affects the whole Agreement) or the relevant SOW(s) under this Agreement by delivering written notice to the other and in such circumstance no Cancellation Fee, if any, would be owed). “Force Majeure” shall be deemed to include any acts, events, omissions, or accidents beyond the reasonable control and without the fault or negligence of the affected Party which affects the performance by such Party of its obligations under the Agreement, including (but subject to the foregoing), any cause arising from or attributable to acts of God, earthquakes or other natural disasters, epidemic, pandemic, strike, lockouts, labor troubles (excluding labor troubles involving the work force or any part thereof of the Party in question), restrictive governmental orders or decrees, riots, insurrection, war, terrorists acts, or the inability to obtain any required Raw Materials (excluding any patient Material), energy source, equipment, labor or transportation, at prices and on terms deemed by Lonza to be reasonably practicable, from Lonza’s usual sources of supply, or detection of a viral, bacterial or mycoplasmal contamination that causes a shutdown of the Facility or any part thereof. For the avoidance of doubt, Force Majeure shall not include patient delay, patient illness or conditions affecting a patient and not the Customer that results in an inability to obtain Customer Materials. Under no circumstances will an event of Force Majeure excuse a Party’s obligations to make payments when due under this Agreement or an SOW.
14.2
If due to Force Majeure, the quantity of Raw Materials available to Lonza is at any time reduced so as to be insufficient to satisfy the whole of Lonza’s and its Affiliates’ requirements and contractual commitments, then for so long as such insufficiency shall continue, Lonza shall be entitled to apportion the quantity of Raw Materials available in an equitable pro-rata manner amongst its own and its Affiliates’ requirements and contractual commitments.
14.3
With regard to Lonza, any such event of Force Majeure affecting Services or production at its Affiliates, Subcontractors, suppliers or External Laboratories shall be regarded as an event of Force Majeure, provided that Lonza first uses commercially reasonable efforts to transition the affected Services or production to alternative Affiliates, Subcontractors, suppliers, or External Laboratories and is unsuccessful in doing so.

Additional Covenants
15.1
Each Party shall comply with, and shall cause its Affiliates, subsidiaries, subcontractors, directors, officers, employees, agents or any other person acting on behalf of the Party to comply with, all applicable Corruption Laws and International Trade Restrictions, and shall obtain all necessary export and re-export written consents, permits, and authorizations required by International Trade Restrictions; and
15.2
In connection with the preparation and the performance of this Agreement, each Party shall take appropriate technical and organizational measures to comply with the GDPR, as applicable. Lonza shall in compliance with GDPR as well as on Customer’s request, destroy all personal data, unless Applicable Law prevents Lonza from such destruction. Lonza covenants that any personal identifiable data shared with Customer for the purposes of the Services shall be shared in accordance with all Applicable Laws, and that the preparation and the performance of this Agreement is done in accordance with the requirements of the GDPR, as applicable.

Miscellaneous
16.1
Independent Contractors. Each of the Parties is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the Parties. Neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever.
16.2
No Presumption Against Drafter. Each Party and its legal counsel have reviewed and revised this Agreement. The rule of construction that requires that ambiguities in this Agreement (including any Appendix hereto) be construed against the drafter shall be waived by both Parties in the interpretation of this Agreement.
16.3
Waiver. The failure of any Party at any time or times to require performance of any provision of this Agreement (including any Appendix hereto) will in no manner affect its rights at a later time to enforce the same. No waiver by any Party of any term, provision or condition contained in this Agreement (including any Appendix hereto), whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement (including any Appendix hereto).
16.4
Severability. If any provision hereof is or becomes at any time illegal, invalid or unenforceable in any respect, neither the legality, validity nor enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby. The Parties hereto undertake to substitute any illegal, invalid or unenforceable provision by a provision which is as far as possible approximate to the intent of the Parties and/or commercially equivalent, considering the Parties’ interests and the purpose of the provision.
16.5
Amendments. Modifications and/or amendments of this Agreement must be in writing and signed by the Parties. The Parties may amend this Agreement without the consent of the Affiliates of either Party.
16.6
Assignment. Subject to Clause 2.5, neither Party may assign its interest under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, provided, however that (a) either Party may assign this Agreement to (i) any Affiliate of such Party; or (ii) any Third Party in connection with the sale or transfer (by whatever method) of all or substantially all of the assets of the business related to the subject matter of this Agreement; or (iii) in connection with a merger, consolidation, acquisition or other form of business combination, and (b) Lonza shall be entitled to sell, assign and/or transfer its trade receivables resulting from this Agreement, in each instance in respect of clauses (a) or (b), without the consent of the Customer. Notwithstanding the foregoing, any assignment by Customer under clause (a) above to a Competitor of Lonza at the time of such assignment shall require Lonza’s consent (not to be unreasonably withheld, conditioned or delayed). Any purported assignment without a required consent shall be void. This Agreement will be binding on the Parties’ successors and assigns. No assignment shall relieve any Party of responsibility for the performance of any obligation or liability that accrued prior to the effective date of such assignment.
16.7
Notice. Any notice required or permitted to be given under this Agreement by any Party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day or second day delivery, charges prepaid, (d) delivered by electronic mail (with documented evidence of a read receipt), to the electronic mail address of the other Party set forth below, followed by hard copy within [***]; or (e) delivered at such other addresses as may from time to time be furnished by similar notice by any Party. The effective date of any notice under this Agreement shall be the date of receipt by the receiving Party.

If to Lonza:

[***]

If to Customer:

Cabaletta Bio, Inc.

[***]

16.8
Governing Law/Jurisdiction. This Agreement or any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined exclusively in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. The United Nations Convention on Contracts for the International Sales of Goods is expressly disclaimed. The Parties agree to submit to the exclusive jurisdiction of the US federal courts located in the county and state of New York (and, only if such courts lack jurisdiction over the Parties), the state courts of the State of New York located in the County of New York.
16.9
Third Parties. The Parties to this Agreement do not intend that any term hereof should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 (or any same or similar provision in any jurisdiction other than England) by any person who is not a party to this Agreement, save that Affiliates of Lonza may rely on the indemnities granted to them and limitations and exclusions of liability contained herein and Affiliates of Lonza which have executed a Statement of Work or SOW under this Agreement shall be entitled to enforce this Agreement with respect to such SOW or Statement of Work in its own name as an intended Third Party beneficiary.
16.10
Announcements / Press Releases. Neither Party shall: (i) make any press release or announcement of any kind and in any format and on any media of any nature (including social media, photographs, video messages and any other format of media that is not in use or known as at the date of this Agreement) regarding the subject matter of this Agreement; or (ii) make any publication or promotional material of any kind in any format and on any type of media (including social media, photographs, video messages and any other format of media that is not in use or known as at the date of this Agreement) which uses or refers to any name, trademark or branding of the other; in each case without the prior written consent of the other.

For clarity, the foregoing restrictions do not apply with respect to any filings by Customer or its Affiliates necessary to comply with regulatory requirements, including filings with the U.S. Securities Exchange Commission or a Regulatory Authority.
16.11
Entire Agreement; Counterparts. This Agreement, including the Appendices attached hereto and referenced herein, contains the entire agreement between the Parties as to the Services and supersedes all prior and contemporaneous agreements, oral and written, among the Parties with respect to the Services. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. Each Party acknowledges that an original signature or a copy thereof transmitted by .pdf shall constitute an original signature for purposes of this Agreement.
16.12
If this Agreement is executed using an electronic signature program (such as DocuSign or AdobeSign), the Parties hereby agree to the terms and conditions of this Agreement by clicking the “SIGN” button. The Parties agree that an electronic signature is the legal equivalent of a manual signature on this Agreement, and that, if applicable, selecting “SIGN” constitutes such Party’s electronic signature. The Parties also agree that no certification authority or other Third Party verification is necessary to validate either Party’s electronic signature and that the lack of such certification or Third Party verification will not in any way affect the enforceability of such Party’s electronic signature or any resulting contract between the Parties. The Parties understand and agree that electronically signing and submitting this Agreement (or any amendment thereof) is the legal equivalent of having placed a handwritten signature on the submitted Agreement.
16.13
Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Development and Manufacturing Services Agreement to be executed by its duly authorized representative effective as of the date written above.

LONZA Houston Inc.

By: /s/ Julie Foster____________________

Name: Julie Foster

Title: Head of Business Development, CGT

CABALETTA BIO, INC.

By: /s/ Anup Marda____________________

Name: Anup Marda

Title: Chief Financial Officer

APPENDIX A

SOW A - 1

[***]

APPENDIX B

Additional Terms and Conditions for [***]

[***]

APPENDIX C
Standard Safety stock levels for Product

[***]